                              U.S. $300,000,000

                               CREDIT AGREEMENT


                         Dated as of April 28, 1994,


                                    Among


                      BANKAMERICA BUSINESS CREDIT, INC.,

     individually and in its capacity as Agent and Administrative Agent,


                    GENERAL ELECTRIC CAPITAL CORPORATION,

                individually and in its capacity as Co-Agent,


                       CONGRESS FINANCIAL CORPORATION,

                individually and in its capacity as Co-Agent,


             CERTAIN OTHER FINANCIAL INSTITUTIONS PARTIES HERETO,

                           ZAYRE NEW ENGLAND CORP.,

                                 AMES STORES,

                        AMES DEPARTMENT STORES, INC.,

                                     AND

                          CERTAIN AFFILIATES THEREOF

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                              TABLE OF CONTENTS
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
SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS.
       1.1.  CERTAIN DEFINED TERMS                                           1
       1.2.  TERMS DEFINED IN THE UNIFORM COMMERCIAL CODE                   25
       1.3.  COMPUTATION OF TIME PERIODS                                    25
       1.4.  ACCOUNTING TERMS                                               25
       1.5.  OTHER PROVISIONS REGARDING DEFINITIONS                         25

SECTION 2.  AMOUNT AND TERMS.
       2.1.  REVOLVING ADVANCES                                             26
       2.2.  REVOLVING CREDIT FACILITY COMMITMENT AND
             BORROWING LIMIT                                                26
       2.3.  NOTES                                                          27
       2.4.  NOTICE OF BORROWING; BORROWER'S CERTIFICATE                    28
       2.5.  TERMINATION OR REDUCTION OF THE REVOLVING CREDIT
             FACILITY COMMITMENT                                            32
       2.6.  INTEREST                                                       33
       2.7.  CONVERSION OF BORROWINGS; RENEWALS                             34
       2.8.  COMPUTATION OF INTEREST                                        35
       2.9.  INCREASED COSTS                                                35
       2.10.  CHANGE IN LAW RENDERING EURODOLLAR ADVANCES
              UNLAWFUL                                                      36
       2.11.  EURODOLLAR AVAILABILITY                                       37
       2.12.  INDEMNITIES                                                   38
       2.13.  DISBURSEMENT                                                  41
       2.14.  ADMINISTRATIVE AGENT'S AVAILABILITY ASSUMPTION                41
       2.15.  PRO RATA TREATMENT AND PAYMENTS                               42
       2.16.  EURODOLLAR OFFICES                                            42
       2.17.  TELEPHONIC NOTICE                                             42
       2.18.  MAXIMUM INTEREST                                              43
       2.19.  RECEIPT OF PAYMENTS                                           43
       2.20.  APPLICATION OF PROCEEDS                                       44
       2.21.  ACCOUNTING                                                    45
       2.22.  TAXES                                                         45
       2.23.  LENDER DEFAULT.                                               48
       2.24.  DETERMINATIONS BY THE AGENTS                                  48
       2.25.  SUBSTITUTION OF LENDERS                                       49

SECTION 3.   AMOUNT AND TERMS OF LETTERS OF
             CREDIT AND PARTICIPATION THEREIN.
       3.1.  LETTERS OF CREDIT                                              50
       3.2.  ISSUING THE LETTERS OF CREDIT                                  51
       3.3.  REIMBURSEMENT OBLIGATIONS                                      51
       3.4.  REVOLVING ADVANCES                                             51
       3.5.  SETTLEMENT BY LENDERS WITH ISSUING BANK                         52
       3.6.  LETTER OF CREDIT FEES                                           53
       3.7.  INDEMNIFICATION:  NATURE OF THE ISSUING BANK'S DUTIES           54
       3.8.  INCREASED COSTS                                                 55
       3.9.  UNIFORM CUSTOMS AND PRACTICE                                    56

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
SECTION 4.   PAYMENTS AND PREPAYMENTS.
       4.1.  MANDATORY PAYMENTS                                              56
       4.2.  PAYMENT FROM INSURANCE AND OTHER PROCEEDS                       58
       4.3.  OPTIONAL PREPAYMENTS                                            59
       4.4.  PROCEDURES FOR PAYMENT                                          59
       4.5.  COMMITMENT FEES                                                 60
       4.6.  FACILITY FEES                                                   61
       4.7.  ADMINISTRATIVE AGENT'S FEES                                     61
       4.8.  COMMITMENT REDUCTION FEES                                       62

SECTION 5.   SECURITY AND GUARANTIES.
       5.1.  PLEDGE AGREEMENTS                                               62
       5.2.  SECURITY AGREEMENT - TRADEMARK, PATENT AND
             COPYRIGHT                                                       63
       5.3.  SECURITY AGREEMENTS                                             63
       5.4.  REAL PROPERTY; MORTGAGES; TITLE INSURANCE                       64
       5.5.  ADDITIONAL COLLATERAL                                           65
       5.6.  FILING AND RECORDING                                            66
       5.7.  INTERPRETATION OF SECURITY DOCUMENTS                            66
       5.8.  GUARANTIES                                                      66
       5.9.  RELEASE OF REAL ESTATE AND EQUIPMENT UPON ISSUANCE
             OF $30,000,000 OF ACCEPTABLE SUBORDINATED DEBT                  66

SECTION 6.  CONDITIONS PRECEDENT TO INITIAL BORROWINGS AND
             ISSUANCE OF LETTERS OF CREDIT.
       6.1.  OPINIONS OF COUNSEL                                            67
       6.2.  FINANCIAL STATUS AND STATEMENTS                                67
       6.3.  QUALIFICATION                                                  68
       6.4.  SECURITY DOCUMENTS AND INSTRUMENTS                             68
       6.5.  EVIDENCE OF INSURANCE                                          68
       6.6.  INTENTIONALLY OMITTED                                          69
       6.7.  TOTAL AVAILABILITY                                             69
       6.8.  NOTES                                                          69
       6.9.  FEES AND EXPENSES                                              69
       6.10.  INTERCOMPANY NOTES                                            69
       6.11.  DISBURSEMENT AUTHORIZATION                                    69
       6.12.  CASH MANAGEMENT                                               70
       6.13.  NO LITIGATION                                                 70
       6.14.  INTENTIONALLY OMITTED                                         70
       6.15.  INTENTIONALLY OMITTED                                         70
       6.16.  INTENTIONALLY OMITTED                                         70
       6.17.  COMPLIANCE WITH LAW                                           70
       6.18.  PROCEEDINGS; RECEIPT OF DOCUMENTS                             70
       6.19.  SOLVENCY                                                      71
       6.20.  SPECIAL COUNSEL FEES                                          71
       6.21.  TERMINATION OF EXISTING DEBT                                  71
       6.22.  AMENDMENT TO MANAGEMENT AGREEMENT;
              SUBORDINATION AGREEMENTS                                      71
       6.23.  ACCOUNTANTS' LETTER                                           72

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
SECTION 7.   CONDITIONS PRECEDENT TO EACH BORROWING
              AND ISSUANCE OF LETTERS OF CREDIT.
       7.1.  CONDITIONS                                                     72
       7.2.  ACTIONS BY ADMINISTRATIVE AGENT.                               73

SECTION 8.   USE OF PROCEEDS

SECTION 9.   AFFIRMATIVE COVENANTS.
       9.1.  FINANCIAL STATEMENTS AND OTHER INFORMATION                     74
       9.2.  TAXES AND CLAIMS                                               77
       9.3.  INSURANCE                                                      78
       9.4.  BOOKS AND RESERVES                                             80
       9.5.  PROPERTIES IN GOOD CONDITION                                   80
       9.6.  MAINTENANCE OF EXISTENCE, ETC.                                 80
       9.7.  FIELD EXAMINATIONS AND INSPECTIONS                             80
       9.8.  PAY INDEBTEDNESS TO LENDERS AND PERFORM OTHER
             COVENANTS                                                      81
       9.9.  CYCLE COUNTS                                                   81
       9.10.  REPORTING OF MISREPRESENTATIONS                               81
       9.11.  COMPLIANCE WITH LAW                                           81
       9.12.  ERISA                                                         81
       9.13.  FURTHER ASSURANCES                                            82
       9.14.  APPRAISALS                                                    82
       9.15.  ENVIRONMENTAL MATTERS, ETC.                                   83
       9.16.  FINANCIAL COVENANTS                                           86
       9.17.  LEASES; NEW REAL ESTATE                                       87
       9.18.  SUPPLEMENTAL DISCLOSURE                                       88
       9.19.  AGREEMENTS                                                    88
       9.20.  COLLECTION AND PAYMENT; BANK ACCOUNTS                         88

SECTION 10.   NEGATIVE COVENANTS
       10.1.  CAPITAL EXPENDITURES                                          89
       10.2.  LIENS                                                         91
       10.3.  INDEBTEDNESS                                                  92
       10.4.  LOANS, INVESTMENTS AND GUARANTEES                             93
       10.5.  MERGER, SALE OF ASSETS, DISSOLUTION, ETC.                     94
       10.6.  DIVIDENDS, REDEMPTIONS AND OTHER PAYMENTS                     95
       10.7.  TRANSACTIONS WITH AFFILIATES                                  95
       10.8.  ACCOUNTS                                                      96
       10.9.  MANAGEMENT COMPENSATION AND OTHER PAYMENTS                    96
       10.10.  COMPROMISE OF RECEIVABLES                                    96
       10.11.  INTENTIONALLY OMITTED                                        96
       10.12.  AMENDMENT AND MODIFICATION OF CERTAIN
               DOCUMENTS                                                    96
       10.13.  FISCAL YEAR                                                  96
       10.14.  CHANGE OF BUSINESS                                           97
       10.15.  NO NEGATIVE PLEDGES                                          97
       10.16.  RENTAL OBLIGATIONS                                           97
       10.17.  LEASE-BACKS                                                  97
       10.18.  EQUITY INTERESTS                                             97

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
SECTION 11.   DEFAULTS AND REMEDIES.
       11.1.  EVENTS OF DEFAULT                                             98
       11.2.  SUITS FOR ENFORCEMENT                                        102
       11.3.  RIGHTS AND REMEDIES CUMULATIVE                               102
       11.4.  RIGHTS AND REMEDIES NOT WAIVED                               103
       11.5.  APPLICATION OF PROCEEDS                                      103

SECTION 12.   REPRESENTATIONS AND WARRANTIES.
       12.1.  CORPORATE AND PARTNERSHIP STATUS                             104
       12.2.  POWER AND AUTHORITY                                          105
       12.3.  NO VIOLATION OF AGREEMENTS                                   105
       12.4.  NO LITIGATION                                                106
       12.5.  GOOD TITLE TO PROPERTIES                                     106
       12.6.  FINANCIAL STATEMENTS AND CONDITION                           108
       12.7.  TRADEMARKS, PATENTS, ETC.                                    109
       12.8.  TAX LIABILITY                                                109
       12.9.  GOVERNMENTAL ACTION                                          109
       12.10.  DISCLOSURE                                                  109
       12.11.  FEDERAL RESERVE REGULATIONS; SECURITIES LAWS                110
       12.12.  INVESTMENT COMPANY                                          110
       12.13.  EMPLOYEE BENEFIT PLANS                                      110
       12.14.  PERMITS, LAWS, ETC.                                         111
       12.15.  ENVIRONMENTAL STATUS                                        112
       12.16.  SOLVENCY                                                    113
       12.17.  INTENTIONALLY OMITTED                                       113
       12.18.  BANK ACCOUNTS                                               113
       12.19.  LABOR MATTERS                                               113
       12.20.  OTHER VENTURES                                              114
       12.21.  BROKERS AND CONSULTANTS                                     114
       12.22.  MATERIAL CONTRACTS                                          114

SECTION 13.   MISCELLANEOUS.
       13.1.  COLLECTION COSTS                                             114
       13.2.  AMENDMENT, MODIFICATION AND WAIVER                           114
       13.3.  NEW YORK LAW                                                 116
       13.4.  NOTICES                                                      116
       13.5.  FEES AND EXPENSES                                            117
       13.6.  STAMP OR OTHER TAX                                           117
       13.7.  WAIVERS                                                      117
       13.8.  TERMINATION OF AGREEMENT                                     118
       13.9.  CAPTIONS                                                     119
       13.10.  LIEN; SET-OFF BY LENDERS                                    119
       13.11.  PAYMENT DUE ON NON-BUSINESS DAY                             119
       13.12.  SERVICE OF PROCESS                                          120
       13.13.  BANKAMERICA BUSINESS CREDIT, INC., AS
               ADMINISTRATIVE AGENT                                        120
       13.14.  CO-AGENTS                                                   125
       13.15.  BENEFIT OF AGREEMENT                                        128
       13.16.  COUNTERPARTS; FACSIMILE SIGNATURE                           131
       13.17.  INVALIDITY                                                  132
       13.18.  CONFIDENTIALITY                                             132

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                            SCHEDULES AND EXHIBITS

Schedule 1.1(a)        -   Existing Debt
Schedule 1.1(b)        -   Reinstated Debt
Schedule 1.1(c)        -   Landlord Lien States
Schedule 2.6(e)        -   Pricing Adjustments
Schedule 4.1(b)        -   Inventory Leverage Test
Schedule 4.6           -   Facility Fees
Schedule 5.3           -   Excluded Collateral
Schedule 5.4           -   Mortgaged Real Property
Schedule 6.12          -   Unblocked Accounts
Schedule 9.3           -   Insurance
Schedule 10.2          -   Existing Liens
Schedule 10.3          -   Indebtedness
Schedule 12.1          -   Capitalization and Subsidiaries
Schedule 12.4          -   Litigation
Schedule 12.5          -   Real Property
Schedule 12.5(b)       -   Defective Properties
Schedule 12.8          -   Taxes
Schedule 12.13         -   ERISA
Schedule 12.15         -   Environmental Matters
Schedule 12.18         -   Bank Accounts
Schedule 12.19         -   Collective Bargaining Agreements
Schedule 12.20         -Other Ventures
Schedule 12.22         -   Material Contracts
Schedule 13.2(c)(ii)   -   Assets Held For Sale

Exhibit A              -   Lenders, Commitments and Initial Eurodollar Offices
Exhibit 2.3(a)         -   Form of Note
Exhibit 2.4(a)         -   Form of Borrower's Certificate
Exhibit 2.4(e)         -   Form of Settlement Report
Exhibit 5.1(a)-1       -   Form of Pledge Agreement (Capital Stock)
Exhibit 5.1(a)-2       -   Form of Pledge Agreement (Partnership Interests)
Exhibit 5.1(b)         -   Form of Note Pledge Agreement
Exhibit 5.2            -   Form of Trademark, Patent and
                           Copyright Security Agreement
Exhibit 5.3(a)         -   Form of Security Agreement
Exhibit 5.8            -   Form of Guaranty
Exhibit 6.10(a)        -   Form of Intercompany Note
Exhibit 6.10(b)        -   Form of Subordinated Intercompany Note
Exhibit 6.10(c)        -   Form of Intercompany Security Agreement
Exhibit 6.19           -   Form of Solvency Certificate
Exhibit 6.22(i)        -   Form of Amendment to Management Agreement
Exhibit 6.22(ii)       -   Form of Intercompany Subordination Agreement
Exhibit 6.22(iii)      -   Form of Bill of Sale
Exhibit 6.23           -   Form of Accountants Letter
Exhibit 9.1(k)         -   Form of Borrowing Base Certificate
Exhibit 10.1           -   Form of Settlement Agreement
Exhibit 12.6(b)        -   Projections


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
         CREDIT AGREEMENT, dated as of April 28, 1994, among ZAYRE NEW ENGLAND CORP., a Delaware corporation ("Zayre New England"), AMES STORES, a Delaware general partnership ("Ames Stores"), AMES DEPARTMENT STORES, INC., a Delaware corporation ("Ames"), AMD, INC., a Delaware corporation, AMES REALTY II, INC., a Delaware corporation, AMES TRANSPORTATION SYSTEMS, INC., a Delaware corporation, ZAYRE CENTRAL CORP., a Delaware corporation, BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation having an office at 40 East 52nd Street, New York, New York 10022, individually ("BABC") and as administrative agent for each of the Lenders hereunder (BABC, in its capacity as administrative agent, together with any successor administrative agent under Section 13.13 hereof, being the "Administrative Agent"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation having an office at 501 Merritt Seven, Norwalk, Connecticut 06851, individually ("GE Capital") and as co-agent for each of the Lenders hereunder (GE Capital, in such capacity, being a "Co-
Agent"), CONGRESS FINANCIAL CORPORATION, a California corporation having an office at 1133 Avenue of the Americas, New York, New York 10036, individually ("Congress") and as co-agent for each of the Lenders hereunder (Congress, in such capacity, being a "Co-Agent"), and the other banks and other financial institutions named herein and whose signatures appear on the signature pages hereto (BABC, GE Capital and Congress, and such other banks and other financial institutions and their respective successors and assigns, individually, a "Lender" and collectively, the "Lenders").

         WHEREAS, the Borrowers (as hereinafter defined) have requested the Lenders to make secured revolving credit advances and other financial accommodations to the Borrowers from time to time of up to $300,000,000 in aggregate principal amount outstanding at any one time for the purposes set forth in Section 8 hereof;

         WHEREAS, the Lenders are willing, subject to and upon the terms and conditions herein set forth, to extend such financial accommodations to the Borrowers;

         NOW, THEREFORE, IT IS AGREED:

         SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS.

           1.1. CERTAIN DEFINED TERMS. For all purposes of this Agreement, unless the context otherwise requires the following terms shall have the meanings set forth below (the following meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acceptable Equity" shall mean common equity securities of Ames issued (i) in a public offering or (ii) otherwise on terms and conditions that, prior to the issuance thereof, are deemed acceptable in writing by the Majority Lenders.


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
         "Acceptable Subordinated Debt" shall mean Indebtedness for Borrowed Money of one or more of the Credit Parties (i) that is subordinated to the Lender Debt or (ii) for which recourse is limited solely to certain real property or equipment of one or more Credit Parties, which cannot become recourse to any one or more Credit Parties or any assets other than such real property or equipment under any circumstances whatsoever, including, without limitation, those contemplated by section 1111(b) of the Federal Bankruptcy Code (as to which an effective waiver must be provided), and is in all respects upon terms and conditions (including, without limitation, terms restricting the ability of the obligor thereof to make or the obligee thereof to receive payments during a Default or Event of Default and similar provisions which are customarily contained in "subordination" provisions) acceptable to the Majority Lenders, and in each case is otherwise on terms and conditions (including, without limitation, provisions relating to intercreditor arrangements with the Administrative Agent for the benefit of the Agents and the ratable benefit of the Lenders) that, prior to the issuance thereof, are deemed acceptable in writing by the Majority Lenders (it being understood that no Lender shall base its determination as to the acceptability of any Acceptable Subordinated Debt on considerations relating to income derived by the Lenders from the inclusion of the Tranche B Facility Amount within the Revolving Credit Facility Commitment).

         "Account Debtor" shall mean any Person who is or who may become obligated to any Borrower under, with respect to, or on account of, an Account.

         "Accounts" shall mean all accounts, accounts receivable, other receivables and general intangibles for money due or to become due, contract rights, chattel paper, instruments, documents and notes, whether now owned or hereafter acquired by any Borrower.

         "Additional Indebtedness" shall mean all Lender Debt other than principal of Advances and interest thereon.

         "Administrative Agent" shall have the meaning set forth in the preamble to this Agreement.

         "Advance" shall mean and include each Revolving Advance.

         "Adverse Environmental Condition" shall mean any of the matters referred to in clause (i), (ii) or (iii) of the definition of Environmental Claim.

         "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or which is a director, officer or partner (limited or general) of such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the possession, direct or indirect, of the power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors or the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
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

         "Agents" shall mean and include the Administrative Agent and the Co-Agents.

         "Aggregate Borrowing Base" shall mean the sum of the Borrowing Bases of all the Borrowers.

         "Aggregate Revolving Commitments" shall mean at any time the sum of the Revolving Commitments of the Lenders at such time.

         "Agreement" shall mean this Credit Agreement, as amended, modified, restated or supplemented from time to time.

         "Ames" shall have the meaning set forth in the preamble to this Agreement.

         "Ames Stores" shall have the meaning set forth in the preamble to this Agreement.

         "Ames Stores Promissory Note" shall mean the non-negotiable Promissory Note, dated as December 28, 1992, by Ames Stores to the order of Ames (for itself and as agent) in the principal amount of $428,753,544, as in effect on the date of this Agreement.

         "Applicable Margin" shall mean (i) with respect to Eurodollar Advances, three and three-quarters percentage points (3.75%) per annum, (ii) with respect to Reference Rate Advances, that are Tranche A Advances, and to the extent due and payable, Additional Indebtedness, two percentage points (2%) per annum and (iii) with respect to Reference Rate Advances that are Tranche B Advances, five percentage points (5%) per annum, subject, in the case of clauses (i) and (ii) above, to adjustment pursuant to Section 2.6(e) hereof.

         "Approved Delegate" shall have the meaning set forth in
Section 13.13(n) hereof.

         "Asset Sale" with respect to any Person shall mean any sale, lease, transfer or other disposition of any asset by such Person or any of its Subsidiaries, other than sales of Inventory by such Person or any of its Subsidiaries in the ordinary course of business.

         "Asset Sale Agreement" shall mean the Asset Sale and
Security Agreement, dated as of December 28, 1992, among Ames Stores, Ames and certain of the subsidiaries, as in effect on the date of this Agreement.

         "Authorized Representative" shall mean each Person designated from time to time, as appropriate, in a Written Notice to the Administrative Agent for the purposes of giving notices of borrowing, requests for issuances of Letters of Credit, or conversion or renewal of, Advances, which designation shall continue in force and effect until terminated in a Written Notice to the Administrative Agent.

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
         "BABC" shall have the meaning set forth in the preamble to this Agreement.

         "Board" shall mean the Board of Governors of the Federal
Reserve System or any successor agency or entity performing substantially the same functions.

         "Blocked Account" shall mean a deposit account of any Credit Party maintained at the First National Bank of Maryland, Key Bank (New York) or Fleet Bank or any other major depositary bank of any such Person, into which Proceeds shall be deposited and which is subject to a Blocked Account Agreement.

         "Blocked Account Agreement" shall have the meaning set forth in Section 9.20(a) hereof.

         "Borrower's Certificate" shall have the meaning set forth in Section 2.4 hereof.

         "Borrower" shall mean and include each of Zayre New England and Ames Stores.

         "Borrowing Base" with respect to any Borrower at any time shall mean the sum of (i) an amount equal to fifty-five percent (55%) of the aggregate value (lower of cost (on a first-in, first-out basis) and current market value) of Eligible Inventory of such Borrower not covered by any outstanding Merchandise Letter of Credit in each case as indicated on the most recent weekly Borrowing Base Certificate delivered to the Agents by or on behalf of such Borrower as of such time, unless a more recent Borrowing Base Certificate has been requested by any Agent and delivered by or on behalf of such Borrower to the Agents, in which case as indicated on such more recent Borrowing Base Certificate (subject to adjustment by the Agents in accordance with the provisions of this Agreement), PLUS
(ii) an amount equal to fifty percent (50%) of the aggregate value (lower of cost (on a first-in, first-out basis) and current market value) of Eligible Inventory of such Borrower covered by any outstanding Merchandise Letter of Credit.

         Each of the Agents reserves the right in good faith, based on such collateral considerations as such Agent may in its sole discretion deem necessary or appropriate, to adjust the Borrowing Base of any Borrower by establishing reserves, making determinations of Eligible Inventory, revising standards of eligibility of Eligible Inventory or decreasing from time to time the percentages set forth above, in which case the "Borrowing Base" of such Borrower shall be defined to include such reserves, revisions or decreased percentages and limited to Eligible Inventory as so determined.

         "Borrowing Base Certificate" shall have the meaning set forth in Section 9.1(k) hereof.

         "Borrowing Limit" shall have the meaning set forth in
Section 2.2(a)(ii)(y) hereof.

         "Business Day" shall mean:

         (a)for all Reference Rate Advances, any day other than a Saturday, Sunday or other day on which banks in New York, New
    York or San Francisco, California are authorized or required to close, and

         (b)for all Eurodollar Advances, the Business Days described in the immediately preceding subclause (a) for the definition of Business Day, but excluding therefrom any day on which commercial banks are not open for dealings in Dollar deposits in the London (England) interbank market.

         "Capital Expenditures" shall mean, for any Person, any expenditures or costs made by such Person for the acquisition, maintenance or repair of fixed or capital assets (which are required to be capitalized on the balance sheet of such Person in accordance with GAAP), including, without limitation, the incurrence or assumption of any Indebtedness in respect of such fixed or capital asset; provided, however, that the expenditure of proceeds of casualty insurance on tangible property for any replacement, repair or restoration of such tangible property, the loss or destruction of or damage to which gave rise to such proceeds, shall not constitute a Capital Expenditure.

         "Capital Lease" of any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of such Person.

         "Capitalized Lease Obligations" of any Person shall at any time mean all obligations under Capital Leases of such Person in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP at such time.

         "Cash Flow" for any Fiscal Year shall mean the sum of (i) actual EBITDA for the immediately preceding Fiscal Year (determined in accordance with the financial statements for such preceding Fiscal Year furnished pursuant to Section 9.1(b) hereof) LESS (ii) Cash Interest Expense for the immediately preceding Fiscal Year LESS (iii) the aggregate amount of payments in respect of Capital Expenditures made by Ames and its Subsidiaries on a consolidated basis during the immediately preceding Fiscal Year LESS (iv) the aggregate amount of all payments of principal on Indebtedness for Borrowed Money, including, without limitation, Capitalized Lease Obligations (other than payments in respect of the Existing Debt made on the Closing Date with the proceeds of the initial Advances) made by Ames and its Subsidiaries during the immediately preceding Fiscal Year LESS (v) the amount of cash income taxes of Ames and its Subsidiaries paid during the immediately preceding Fiscal Year.

         "Cash Interest Expense" shall mean for any period, the aggregate amount of cash required to be paid by Ames and its Subsidiaries on a consolidated basis during such period in respect of Interest Expense of Ames and its Subsidiaries on a consolidated basis during such period.

         "Change in Control" shall mean such time as (i) any Credit Party liquidates or dissolves except to the extent expressly permitted under Section 10.5 hereof, (ii) Ames shall cease to own and control, directly or indirectly, 100% of each class of capital stock or other ownership interests (on a fully diluted basis) of each Credit Party (other than Ames), (iii) Zayre Central and Zayre New England shall cease to be the sole general partners of Ames Stores, or (iv) there occurs any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
Act) becomes the "beneficial owner" (as defined in Rule 13(d)(3) of the Exchange Act) of more than 20% of the total aggregate voting power of the voting capital stock of Ames and/or warrants or options to acquire such voting capital stock, calculated on a fully diluted basis.

         "Charge" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) any Collateral, (ii) any Lender Debt, (iii) any of Ames' or any of its Subsidiaries' employees, payroll, income or gross receipts, (iv) Ames' or any of its Subsidiaries' ownership or use of any of its assets, or (v) any other aspect of Ames' or any of its Subsidiaries' business.

         "Claims" shall have the meaning set forth in Section 2.12(c) hereof.

         "Cleanup Period" shall have the meaning set forth in Section 4.1(d) hereof.

         "Closing Date" shall mean the date and time that the initial Advance is made, but in no event later than July 15, 1994.

         "Closing Uses" shall have the meaning set forth in Section
8(a) hereof.

         "Co-Agent" shall mean each of GE Capital and Congress, in each such Person's capacity as a co-agent under this Agreement.

         "COBRA" shall have the meaning set forth in Section 12.13 hereof.

         "Code" shall mean, at any date, the Internal Revenue Code of 1986, as the same shall be in effect at such date.

         "Collateral" shall mean all property and interests therein (real or personal, tangible or intangible) in which a Lien is now or hereafter granted to the Administrative Agent or any one or more of the Lenders, in each case for the benefit of the Agents and the ratable benefit of the Lenders, by any Credit Party or any Subsidiary thereof or any other Person as security for all or any portion of the Lender Debt or any guarantee thereof.

         "Collection Account" shall mean and include all Blocked
Accounts, all Concentration Accounts and all other bank accounts into which any Proceeds are deposited.

         "Commitment Letter" shall mean the commitment letter, dated April 5, 1994, among the Borrowers, Ames, Zayre Central, BABC, GE
Capital, Sanwa Business Credit Corporation, and Transamerica Business Credit Corporation.

         "Common Paymaster Agreement" shall mean the Common Paymaster Agreement, dated as of December 28, 1992, among Ames and certain of its Subsidiaries, as in effect on the date of this Agreement.

         "Concentration Account" shall mean each deposit account of any Credit Party, established pursuant to Section 9.20(b) hereof, into which Proceeds shall be deposited (either directly or by wire transfer from the other Collection Accounts), and which is subject to a Concentration Account Agreement.

         "Concentration Account Agreement" shall have the meaning set forth in Section 9.20(b) hereof.

         "Congress" shall have the meaning set forth in the preamble to this Agreement.

         "Contaminant" shall mean all Hazardous Materials and all those substances which are regulated by or form the basis of liability under Federal, state or local environmental, health and safety statutes or regulations including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances, or any other material or substance which constitutes a material health, safety or environmental hazard to any Person or property.

         "Contingent Obligations" of any Person shall mean any direct or indirect liability, contingent or otherwise, of such Person:

                   (i) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent in creating such liability is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof;

                  (ii)  under any letter of credit (including,
         without limitation, any Letter of Credit) issued for the account of such Person or for which such Person is otherwise liable for reimbursement thereof;

                 (iii)  under any Hedge Agreement; or

                  (iv) to advance or supply funds or otherwise to assure or hold harmless the owner of any primary obligation against loss in respect thereof.

Contingent Obligations shall include, without limitation:

              (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and

              (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise):

                   (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise);

                  (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another; or

                 (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement,

    if in the case of any agreement described under subclause (i) or
    (ii) of this clause (b) the primary purpose or intent thereof is as described in clause (i) of the immediately preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

         "Credit Parties" shall mean and include each Borrower and each Guarantor.

         "Default" shall mean an event, act or condition which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         "Designated Event of Default" shall mean and include each Event of Default under Section 11.1(f) (other than under clause (i) or clause (vi) thereof) or 11.1(g) hereof (involving Ames or any Borrower), and each Event of Default resulting from a default under
Section 4.1(a), 4.1(c), 9.20(b) (but only to the extent that such default results from the failure of Ames or any Borrower to maintain a Concentration Account), 9.20(c), 9.20(e), 10.2 (but only to the extent that such default results from a Lien that is not an involuntary Lien in respect of which a reserve has been established against the applicable Borrowing Base(s)) or Section 10.5 hereof.

         "Designated Officer" with respect to any Borrower shall mean such Borrower's chief executive officer, president, any senior vice president or any vice president, treasurer, assistant treasurer or controller.

         "Direction Letter" shall mean a written direction to the Administrative Agent from (i) both Co-Agents or (ii) the Lenders having fifty percent (50%) or more of the Aggregate Revolving Commitments, instructing the Administrative Agent to cease or limit making Revolving Advances and/or to cease or limit issuing or causing to be issued Letters of Credit.

         "Disbursement Account" shall mean and include each deposit account of each Borrower into which shall be deposited only proceeds of Advances, which shall be subject to a blocked account agreement in form and substance satisfactory to the Agents and which is designated as the "Disbursement Account" on Schedule 12.18 hereto.

         "EBITDA" shall mean, for Ames and its Subsidiaries, on a consolidated basis for any period, the sum of:

                   (i) the net income (or net loss) of Ames and its Subsidiaries on a consolidated basis (determined in accordance with GAAP) for such period, without giving effect to any GAAP extraordinary gains or losses (other than restructuring charges); plus (or minus)

                   (ii) to the extent that any of the items referred to in any of clauses (A) through (C) below were deducted (or added) in calculating such net income:

                             (A)  Interest Expense of Ames and its
                   Subsidiaries, on a consolidated basis for such period;


                             (B)  income tax expense of Ames and its
                   Subsidiaries, on a consolidated basis with respect to operations for such period; and

                             (C)  the amount of all depreciation,
                   amortization, LIFO inventory expense, stock appreciation right accruals, restructuring charges and other noncash charges in accordance with GAAP, in each case of Ames and its Subsidiaries on a consolidated basis for such period; plus (or minus)

               (iii) the amount of cash received or expended in such period in respect of any amount which, under clause (C) above, was taken into account in determining EBITDA for such or any prior period.

         "EBITDA Test" shall mean that for any single period of four consecutive fiscal quarters ending on or after the EBITDA Test
Trigger Date EBITDA shall, subject to Section 9.16(c) hereof, equal or exceed $40,000,000.

         "EBITDA Test Trigger Date" shall mean the earlier to occur of (i) the latest date by which financial statements for Fiscal Year 1995 are required to be delivered under Section 9.1(b) hereof or (ii) the date that such financial statements are delivered as required by such Section 9.1(b) hereof.

         "Eligible Inventory" means finished goods Inventory held for sale that:

         (a) is not, in the good faith judgment of any of the Agents, obsolete or unmerchantable or otherwise ineligible based on such collateral considerations as any Agent may from time to time in its sole discretion deem necessary or appropriate;

         (b) is owned by a Borrower and upon which the Administrative Agent has for the benefit of the Agents and the ratable benefit of the Lenders a first priority perfected security interest and which is not subject to any other Lien unless a reserve in respect of such Lien has been established by the Agents (it being understood that nothing contained in this definition shall be deemed to permit any Lien prohibited under Section 10.2 hereof and that reserves for Liens of the type described in clause (c) of this definition shall be established under such clause);

         (c) is located at premises owned by or leased to a Borrower or on premises otherwise reasonably acceptable to each Agent (unless such Inventory is in-transit and also is subject to a Merchandise Letter of Credit); PROVIDED, HOWEVER, that Inventory located (i) in any warehouse not owned by a Borrower (or otherwise held by any bailee), (ii) on premises leased to a Borrower in (x) any jurisdiction in which, as of the date hereof, no Credit Party maintains any leased premises to the extent that the law of such jurisdiction provides for a Lien in favor of lessors on inventory located on leased premises or (y) any jurisdiction which is listed in Schedule 1.1(c) hereto as in effect on the date hereof or any jurisdiction which, by virtue of any change in law enacted or effective after the date hereof, provides a Lien in favor of lessors on inventory located on leased premises or (iii) on premises owned by such Borrower and subject to a mortgage the mortgagee of which shall hold a Lien on inventory located on such premises by virtue of such mortgage or possession by the mortgagee of the premises, shall in each case not be Eligible Inventory unless (A) such Borrower shall have delivered to the Agents a Lien Waiver Certificate for the Inventory at any such premises or (B) a reserve has been established by the Agents for the Inventory at such premises which, in the case of Inventory located at such premises, shall not exceed an amount equal to 3 months' rent or mortgage amortization, as applicable, at such premises (currently estimated to be $2,600,000 for all such premises located in the jurisdictions described in clauses (i), (ii) and (iii) of this paragraph (c), it being understood that no such reserve in respect of a change of law described in clause (ii) of this paragraph (c) shall be imposed prior to the sixty-first day following the date such change becomes effective); and

         (d) is not in-transit unless such Inventory also is subject to an outstanding Merchandise Letter of Credit.

Notwithstanding the foregoing, goods covered by an outstanding Merchandise Letter of Credit shall not be ineligible solely because such goods may not yet exist, or are not yet owned by a Borrower, or the Administrative Agent shall not have a Lien thereon, provided that, in any event, goods which are in-transit while still subject to an outstanding Merchandise Letter of Credit shall in no event constitute Eligible Inventory unless such goods are covered by insurance deemed adequate by the Administrative Agent. Without intending to limit the discretion of any Agent to establish other criteria of eligibility, packaging and shipping material, lay-away Inventory, Inventory held for return to vendors, supplies, bill and hold Inventory, non-first quality returned Inventory, defective Inventory, raw materials, work-in-process or Inventory delivered to any Borrower on consignment shall not constitute Eligible Inventory.

         "Employee Plan" shall mean an "employee benefit plan" as defined in Section 3(3) of ERISA, which is maintained for, or contributions are made on behalf of, employees of any Credit Party, and any ERISA Affiliate, other than a Multiemployer Plan.

         "Environmental Claim" shall mean any Written Notice of violation, claim, demand, abatement or order by any governmental authority or any person for personal injury (including sickness, disease or death), property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by or from any of the Facilities, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Contaminants in connection with the operation of any of the Facilities or (iii) the violation, or alleged violation by Ames or any of its Subsidiaries, of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the Facilities, under any applicable Environmental Law.

         "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. 1251 ET SEQ.), the Oil Pollution Act of 1990 (P.L. 101-380), the Safe
Drinking Water Act (42 U.S.C.   300(f), ET SEQ.), the Clean Air Act
(42 U.S.C.   7401 ET SEQ.), the Toxic Substances Control Act, as
amended (15 U.S.C.   2601 ET SEQ.), the Federal Insecticide,
Fungicide, and Rodenticide Act (7 U.S.C.   136 ET SEQ.),
and the Occupational Safety and Health Act (29 U.S.C.   651 ET SEQ.),
as such laws have been and hereafter may be amended or supplemented, and any analogous present or future federal, state or local, statutes and regulations promulgated pursuant thereto.

         "Equipment" shall mean all of the equipment of the Credit Parties, including, without limitation, machinery, data processing hardware, furniture, motor vehicles, aircraft, dies, tools, jigs, fixtures, office equipment and other tangible personal property (excluding any Inventory) of the Credit Parties, and all accessions, accretions, and additions to Equipment, and all other component and auxiliary parts used or to be used in connection with or attached to any of the same, and all substitutes therefor and all manuals, equipment drawings, instructions, warranties and rights with respect thereto, wherever located, whether now owned or hereafter acquired.

         "ERISA" shall mean, at any date, the Employee Retirement
Income Security Act of 1974 and the applicable regulations promulgated and rulings issued thereunder, all as the same shall be in effect at such date.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated), any individual, trust, firm, partnership or joint venture that for purposes of Title I and Title IV of ERISA and
Section 412 of the Code is a member of any Credit Party's controlled group or is under common control with any Credit Party within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the applicable regulations promulgated and rulings issued thereunder.

         "ERISA Event" shall mean, with respect to any Credit Party or any ERISA Affiliate and with respect to any Pension Benefit Plan,
(a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under subsection .13,
.14, .15, .18 or .19 of PBGC Reg.   2615), (b) the withdrawal of any
Credit Party or any ERISA Affiliate from a Pension Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the provision of a notice of intent to terminate a Pension Benefit Plan under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Pension Benefit Plan by the PBGC under Section 4042 of ERISA, (e) the failure to make required contributions which would result in the imposition of a Lien under Section 412 of the Code or Section 302 of ERISA, or
(f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Benefit Plan or to cause the imposition of any liability on any Credit Party or any ERISA Affiliate under Title IV of ERISA.

         "Eurodollar Rate" means, for each Interest Period in respect of any Eurodollar Advance, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

    Eurodollar Rate =                  LIBOR
                       --------------------------------------
                       1.00 - Eurodollar Reserve Percentage

    Where

    "Eurodollar Reserve Percentage" means the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to Bank of America National Trust and Savings Association) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period; and

    "LIBOR" means the rate of interest per annum determined by Bank of America National Trust and Savings Association to be the arithmetic mean (rounded upward, if necessary, to the nearest one-hundredth of one percent (1/100%)) of the rates of interest per annum notified to Bank of America National Trust and Savings Association as the rate of interest at which dollar deposits in an amount approximately equal to the amount of the Revolving Loan to be made or continued as, or converted into, a Eurodollar Advance by the Lenders and having a maturity equal to such Interest Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Interest Period.

         "Eurodollar Advance" shall mean a Revolving Advance bearing interest based on the Eurodollar Rate in accordance with Section 2 hereof.

         "Events of Default" shall have the meaning set forth in
Section 11.1 hereof.

         "Excess EBITDA" shall mean:

         (i) for Fiscal Year 1996, the lesser of (x) $10,000,000 and
    (y) the amount by which actual EBITDA for Fiscal Year 1995 (as determined in accordance with the financial statements for such Fiscal Year furnished pursuant to Section 9.1(b) hereof) exceeded the EBITDA covenant requirement for Fiscal Year 1995 under
    Section 9.16(a) hereof; or

         (ii) for Fiscal Year 1997, the lesser of (x) $20,000,000 and
    (y) the amount by which actual EBITDA for Fiscal Year 1996 (as determined in accordance with the financial statements for such Fiscal Year furnished pursuant to Section 9.1(b) hereof) exceeded the EBITDA covenant requirement for Fiscal Year 1996 under
    Section 9.16(a) hereof.

         "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.

         "Excluded Claims" shall have the meaning set forth in
Section 2.12(c) hereof.

         "Excluded Taxes" shall mean franchise taxes and taxes upon or determined by reference to any Lender's net income, in each case, imposed by the United States of America or any political subdivision or taxing authority thereof or therein or by any jurisdiction in which the Initial Eurodollar Office or other branch of any Lender is located, is resident or in which any Lender is organized or has its principal or registered office (including, without limitation, branch taxes imposed by the United States or similar taxes imposed by any subdivision thereof).

         "Existing Debt" shall mean and include the Indebtedness of Ames described in Schedule 1.1(a) hereto.

         "Facilities" shall mean real property owned, operated or leased by any Credit Party.

         "Federal Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto.

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Statements" shall have the meaning set forth in
Section 6.2(b) hereof.

         "FIRREA" shall mean the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended from time to time.

         "Fiscal Year" shall mean a fiscal year of Ames and its consolidated Subsidiaries for financial accounting purposes, which in any event shall end on the last Saturday of January of each year.

         "Foreign Lender" shall mean any Lender which is not a "United States person" (as such term is defined in Section
7701(a)(30) of the Code).

         "GAAP" shall mean, for Ames or any of its Subsidiaries, generally accepted accounting principles in the United States of America, consistent with those applied in the preparation of the financial statements of Ames and its Subsidiaries from time to time; PROVIDED, HOWEVER, that for the purposes of determining compliance with the financial covenants contained in Section 9.16 hereof and the financial tests contained in Schedules 2.6(e) and 4.1(b) hereto (and the definitions contained herein to the extent employed in determining such compliance) only, GAAP shall mean such accounting principles as in effect on the Closing Date.

         "GE Capital" shall have the meaning set forth in the preamble to this Agreement.

         "Guarantor" shall mean, at any time, Ames and each present or future direct and indirect Subsidiary thereof, or other Person, in any case, which shall have executed and delivered a Guaranty as of such time.

         "Guaranty" shall mean any guaranty executed and delivered pursuant to Section 5.8 hereof, as each may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Guaranty Obligations" shall mean the obligations of any Guarantor under the Guaranty to which such Guarantor is a party.

         "Hazardous Material" shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; PROVIDED, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and PROVIDED, FURTHER, to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any Environmental Law, such broader meaning shall apply.

         "Hedge Agreements" shall have the meaning specified in clause (iv) of the definition of Indebtedness.

         "Indebtedness" of any Person shall mean all items which, in accordance with GAAP, would be included in determining total liabilities of such Person as shown on the liability side of a balance sheet as at the date Indebtedness of such Person is to be determined and, in any event, shall include (without limitation and without duplication):

                   (i) all Indebtedness for Borrowed Money of such Person;

                  (ii) any liability of such Person secured by any Lien on property owned or acquired by such Person, whether or not such liability shall have been assumed;

                 (iii)   all Contingent Obligations of such Person;
         and

                 (iv) all obligations (other than obligations to pay fees in connection therewith) of such Person in respect of interest rate swap agreements, currency swap agreements, commodities or futures contracts and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates (each, a "Hedge Agreement").

         "Indebtedness for Borrowed Money" of any Person shall mean all indebtedness for borrowed money or evidenced by notes, bonds, debentures or similar evidences of indebtedness of such Person, all obligations of such Person for the deferred and unpaid purchase price of any property, service, or business (other than trade accounts payable incurred in the ordinary course of business and constituting Current Liabilities), all obligations of such Person under Capital Leases and all deferred payment obligations of such Person under the Plan of Reorganization.

         "Indemnified Party" shall have the meaning set forth in
Section 2.12(c) hereof.

         "Initial Eurodollar Office" shall mean, for any Lender, the branch or affiliate of such Lender designated as the Initial
Eurodollar Office of such Lender in Exhibit A hereto.

         "Intercompany Notes" shall have the meaning set forth in
Section 6.10(a) hereof.

         "Intercompany Security Agreements" shall have the meaning set forth in Section 6.10(c) hereof.

         "Intercompany Subordination Agreement" shall have the meaning set forth in Section 6.22(ii) hereof.

         "Interest Expense" shall mean, with respect to any Person for any period, interest expense net of interest income of such Person on a consolidated basis during such period determined in accordance with GAAP, and shall include in any event, without limitation, interest expense with respect to Indebtedness for Borrowed Money and payments under Hedge Agreements.

         "Interest Payment Date" shall mean, with respect to each Eurodollar Advance, the last day of the Interest Period for such Eurodollar Advance; PROVIDED, HOWEVER, that with respect to each Interest Period for any Eurodollar Advance of a duration of three or more months, the Interest Payment Date with respect to such Eurodollar Advance shall include, in addition to the last day of such Interest Period, each day which occurs every third month after the initial date of such Interest Period.

         "Interest Period" shall mean, with respect to each Eurodollar Advance, initially, the period commencing on, as the case may be, the borrowing or conversion date with respect to such Eurodollar Advance and ending one, two, three or (if available) six months thereafter, as selected by the applicable Borrower; and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Advance and ending one, two, three or (if available) six months thereafter, as selected by the applicable Borrower; PROVIDED, HOWEVER, that no Interest Period may be selected for a Eurodollar Advance which expires later than the Maturity Date; PROVIDED, FURTHER, that any Interest Period in respect of a Eurodollar Advance which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the foregoing proviso, end on the last Business Day of a calendar month; and PROVIDED, FURTHER, that interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. Notwithstanding the above, all Interest Periods shall be adjusted in accordance with Section 13.11 hereof.

         "Inventory" shall mean any and all now owned or hereafter acquired (i) inventory, goods, merchandise, and other tangible personal property (including, without limitation, all raw materials, work-in-process, finished goods, lay-away inventory, returned and repossessed goods) that are intended for sale or lease in the ordinary course of business, and (ii) materials and supplies of any kind, nature or description which are or might be used or consumed in any Credit Party's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such inventory, goods, merchandise and such other personal property, and all documents of title or other documents representing them, and all books and records relating thereto, including, without limitation, computer records, disks, tapes and other media on which any information relating to inventory, inventory control systems or Accounts is stored or recorded and all computer software, management information systems and other similar systems of any kind, in the case of (i) or (ii), in the custody or possession, actual or constructive, of any of the Credit Parties, or in transit to any of the Credit Parties, and including, without limitation, such inventory as is on consignment to third parties, leased to customers of any of the Credit Parties, or otherwise temporarily out of the custody or possession of the Credit Parties.

         "Investment" shall have the meaning set forth in Section
10.4 hereof.

         "Issuance" shall mean the issuance by any Credit Party or any of their Subsidiaries of (i) Indebtedness for Borrowed Money (other than the Revolving Loan and the other Indebtedness listed as being permitted by Section 10.3 hereof) or the like or (ii) any equity security or any security convertible into or exchangeable for an equity security (other than the issuance of equity by a wholly-owned Subsidiary of any Borrower or Guarantor to such Borrower or Guarantor or another wholly-owned Subsidiary of any Borrower or Guarantor to the extent such issuance constitutes an Investment permitted under Section 10.4 hereof).

         "Issuing Bank" shall mean and include each Issuing Lender and each Issuing Non-Lender Bank.

         "Issuing Lender" shall mean (i) BABC (as to issuance of L/C Indemnity Agreements treated as Letters of Credit under Section 3 hereof), and (ii) any Lender which issues a Letter of Credit pursuant to Section 3 hereof.

         "Issuing Non-Lender Bank" shall mean Bank of America
National Trust and Savings Association or any other commercial bank (other than a Lender) which shall be selected by BABC, which is acceptable to the Borrowers and which has issued a Letter of Credit.

         "J. Baker Shoe Agreement" shall mean the Agreement, dated as of November 17, 1987, among Ames, certain of its Affiliates and JBI Holding Company, Inc., as amended by an Amendment No. 1 to Agreement, dated as of April 29, 1989, a letter agreement, dated as of April 29, 1989 and an Amendment No. 2 to Agreement, dated as of December 18, 1992, as in effect on the date of this Agreement.

         "L/C Indemnity Agreement" shall mean an indemnity, guaranty, letter of credit or similar agreement, in form and substance satisfactory to BABC, by BABC in favor of an Issuing Non-Lender Bank with respect to Letters of Credit issued by such Issuing Non-
Lender Bank for the account of any Borrower. Unless otherwise specified herein, the term Letter of Credit, when used in Section 3 hereof shall include any L/C Indemnity Agreement and BABC shall for such purpose be deemed to be the Issuing Lender with respect to such Letter of Credit.

         "Land" shall have the meaning set forth in the definition of Real Estate herein.

         "Lease" shall mean each lease or sublease of real property existing on the date hereof under which any Credit Party is the lessee or sublessee and each future lease or sublease of real property under which any Credit Party is the lessee or sublessee.

         "Lender" and "Lenders" shall have the respective meanings set forth in the preamble to this Agreement.

         "Lender Debt" shall mean and include all Advances, and all other Indebtedness owing at any time by any Credit Party to any of the Agents or any one or more of the Lenders (including, without limitation, all interest, fees, indemnities, costs, charges and other amounts now or hereafter payable under the Loan Documents) now or hereafter arising under or in connection with this Agreement, the Notes, any Security Document, any of the other Loan Documents or any Guaranty in favor of the Administrative Agent or any one or more of the Lenders in each instance, whether absolute or contingent, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon including, without limitation, interest arising following the commencement of any proceeding under any bankruptcy or similar law (including, without limitation, the Federal Bankruptcy Code) involving any Credit Party, whether or not such interest is an allowed claim in any such proceeding. In no event shall the Lender Debt include any credit card receivables (or obligations arising in connection with the sale or financing thereof) owing by any Credit Party to GE Capital or any Affiliate thereof, or any other indebtedness not arising under or in connection with any of the Loan Documents.

         "Letter of Credit" shall mean any letter of credit issued for the account of any of the Borrowers under the terms of this Agreement and shall include, for the purposes of Section 3 hereof (including, without limitation, Section 3.6 hereof), any L/C Indemnity Agreement issued by the Administrative Agent.

         "Letter of Credit Agreement" shall mean an application and agreement with respect to the issuance of a Letter of Credit, in form and substance satisfactory to the applicable Issuing Bank and the Administrative Agent.

         "Letter of Credit Cash Collateral" shall mean cash collateral, on terms and pursuant to documents and agreements (each of which shall constitute a Security Document) satisfactory in all respects to the Administrative Agent, securing outstanding Letter of Credit Obligations and fees and other amounts owing in respect thereof.

         "Letter of Credit Obligations" shall mean and include at any time (i) the undrawn amount of outstanding Letters of Credit which is available for drawing thereunder at such time, (ii) the unreimbursed amount of drawings under Letters of Credit at such time and (iii) (without duplication) the unreimbursed amounts of payments made under L/C Indemnity Agreements at such time.

         "Lien" shall mean any lien, mortgage, pledge, security interest or other type of charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and any financing statement filed in respect of any of the foregoing (other than precautionary filings in respect of true leases of Equipment).

         "Lien Waiver Certificate" shall mean an agreement, waiver, subordination or other certificate, in form and substance satisfactory to the Agents, with respect to personal property of the Credit Parties that is located at a leased Facility, stored in a public warehouse, placed on consignment, or otherwise held by any bailee or other third party, duly executed on behalf of the appropriate warehouseman, bailee, consignee, landlord, mortgagee or such other third party.

         "Loan Documents" shall mean this Agreement, each Security Document, each Guaranty, the Notes, each Letter of Credit Agreement and each L/C Indemnity Agreement, the Intercompany Subordination Agreement, each Borrower's Certificate, each Borrowing Base Certificate, each Blocked Account Agreement, each Concentration Account Agreement and each other document or instrument now or hereafter delivered by or on behalf of a Credit Party to any Agent or any Lender pursuant to or in connection herewith or therewith.

         "Majority Lenders" shall mean, (i) at any time when the Agents collectively have fifty percent (50%) or more of the Aggregate Revolving Commitments, Lenders having sixty-six and two-thirds percent (66 2/3 %) or more of the amount of the Aggregate Revolving Commitments of the Lenders at such time and (ii) at any time when the Agents collectively have less than fifty percent (50%) of the Aggregate Revolving Commitments, Lenders having more than fifty percent (50%) of the Aggregate Revolving Commitments of the Lenders at such time.

         "Management Agreement" shall mean the Amended and Restated Administrative Services and Consultation Agreement, dated as of December 31, 1992, between Ames and Ames Stores, Zayre Central, Zayre New England, Ames Transportation Systems, Inc. and Ames Realty II, Inc., as in effect on the date of this Agreement, except as amended on the Closing Date pursuant to an amendment agreement in the form annexed hereto as Exhibit 6.22(i).

         "Management Agreements" shall mean and include the Management Agreement and the Common Paymaster Agreement.

         "Master Sublease" shall mean that certain sublease agreement dated as of December 28, 1992 between Ames Realty II, Inc., as sublessor and Ames Stores, as sublessee with respect to each leased Ames Stores location, as in effect on the date of this Agreement.

         "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, properties, prospects, performance, operations or financial or other condition of any Credit Party, (ii) the ability of any Credit Party to pay its obligations under the Lender Debt in accordance with the terms hereof or (iii) the Administrative Agent's Lien on any material portion of the Collateral or the priority of any such Lien (other than by reason of acts or omissions of any Agent or Lender except to the extent such act or omission has occurred and is continuing as the result or consequence of a Default or Event of Default by any Credit Party or the failure of a Credit Party to deliver any instruments or agreements requested by any of the Agents to perfect or protect the priority of such Lien).

         "Material Contracts" shall mean and include the Master Sublease, the Intercompany Notes, the Management Agreements, the J. Baker Shoe Agreement, the Subordinated Intercompany Notes, the Intercompany Security Agreements, the Trademark License Agreement, the Asset Sale and Security Agreement, the Ames Stores Promissory Note, any agreement or instrument evidencing, creating or governing any Acceptable Subordinated Debt, and the agreement listed as item 3 in
Schedule 12.22 hereto as in effect on the date hereof.

         "Maturity Date" shall mean the third anniversary of the Closing Date.

         "Maximum Lawful Rate" shall have the meaning set forth in
Section 2.18(a) hereof.

         "Maximum Permissible Rate" shall have the meaning set forth in Section 2.18(b) hereof.

         "Merchandise Letter of Credit" shall mean a documentary Letter of Credit issued for the account of any Borrower to provide the intended means of making payment when due by such Borrower for the purchase of foreign Inventory and available for drawing against presentation of, INTER ALIA, negotiable documents of title covering such foreign Inventory (and shall include, for the purposes of Section 3 hereof (and without double counting), an L/C Indemnity Agreement issued in respect of such a Letter of Credit).

         "Mortgage" shall have the meaning set forth in Section
5.4(a)(i) hereof.

         "Multiemployer Plan" shall mean a "multiemployer plan" (as defined in Section 4001(a)(3) in ERISA) maintained or contributed to for employees of (i) Ames or any of its Subsidiaries; (ii) any Credit Party; or (iii) any ERISA Affiliate.

         "Net Cash Proceeds" shall mean, with respect to any transaction to which any Borrower is a party, (i) cash (freely convertible into U.S. dollars) received by such Borrower from such transaction (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or anticipation of such transaction), after (a) provision for all income, title, recording or other taxes measured by or resulting from such transaction (after utilization of all tax credits, carryforwards and the like), (b) payment of all brokerage commissions, reasonable investment banking and legal fees and other fees and expenses related to such transaction, and (c) amounts paid to satisfy Indebtedness (other than any Lender Debt) which are required to be repaid in connection with any such transaction and (ii) promissory notes or other deferred payment obligations received by such Borrower from such transaction or such other disposition upon the liquidation or conversion of such notes or other obligations into cash.

         "Non-Ratable  Advance" shall have the meaning set forth in
Section 2.4(e)(iii) hereof.

         "Note" and "Notes" shall have the respective meanings set forth in Section 2.3(a) hereof.

         "Note Pledge Agreement" shall have the meaning set forth in
Section 5.1(b) hereof.

         "Other Taxes" shall have the meaning set forth in Section
2.22(c) hereof.

         "Payment Account" shall have the meaning set forth in Section 2.4(c) hereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereof under ERISA.

         "PCBs" shall have the meaning set forth in the definition of Contaminant herein.

         "Pension Benefit Plan" shall mean any Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is subject to Title IV of ERISA, other than a Multiemployer Plan.

         "Permits" shall mean any permit, approval, authorization, license or variance required from a governmental authority having jurisdiction under an applicable Environmental Law.

         "Permitted Issuance" shall mean and include an Issuance of common equity interests by Ames to any Person (i) in a public offering, (ii) otherwise for fair consideration, (iii) in respect of warrants outstanding on the date hereof or (iv) under the Ames

Department Stores, Inc. 1994 Management Stock Option Plan as in effect on the date hereof, in each case so long as a result of any such Issuance no Default or Event of Default shall occur.

         "Person" shall mean an individual, trust, firm, partnership, corporation (including business trust), unincorporated association, joint venture, government or any political subdivision or agency thereof or any other form of public, private or governmental entity or authority.

         "Plan of Reorganization" shall mean the Third Amended and Restated Joint Plan of Reorganization of Ames Department Stores, Inc. and Other Members of the Ames Group.

         "Pledge Agreement" shall have the meaning set forth in
Section 5.1 hereof.

         "Proceeds" shall have the meaning set forth in Section
9.20(c) hereof.

         "Projections" shall have the meaning set forth in Section
12.6(b) hereof.

         "pro rata" shall mean, with respect to each Lender, a percentage equal to the ratio that (x) the Revolving Commitment of such Lender bears to (y) the Aggregate Revolving Commitments of all Lenders.

         "Real Estate" shall mean all of those plots, pieces or parcels of land (the "Land") now owned or hereafter acquired by any Credit Party or any interest therein including, without limitation, those listed on Schedule 12.5 hereto and more particularly described in the Mortgages, together with the right, title and interest of any Credit Party, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining, or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, awards from any condemnation or eminent domain proceedings and insurance proceeds resulting from any casualty or other damage to the buildings and other improvements on the Land, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil, coal, gas, timber and other similar rights, together with all of the buildings and other improvements now or hereafter erected on the Land, all fixtures and all additions thereto and substitution and replacement thereof.

         "Reference Date" shall have the meaning set forth in Section 6.2(a) hereof.

         "Reference Rate" means the rate of interest publicly announced from time to time by Bank of America National Trust and Savings Association in San Francisco, California, as its reference rate. It is a rate set by Bank of America National Trust and Savings Association based upon various factors including the Bank of America National Trust and Savings Association's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.

         "Reference Rate Advance" shall mean a Revolving Advance other than a Eurodollar Advance.

         "Regulation D" shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Reinstated Debt" shall mean any and all debt of and claims against any member of the Ames Group (as defined in the Plan of Reorganization) which pursuant to the Plan of Reorganization was Reinstated (as defined in the Plan of Reorganization), and shall include, in any event, any and all debt and claims included in Class AG-3 or Class AG-4 (as defined in the Plan of Reorganization) for which any member of the Ames Group (and including, in any event, any Credit Party) remained liable in any manner after the Consummation Date (as defined in the Plan of Reorganization).

         "Reinstated Debt Documents" shall mean all documents, agreements and instruments evidencing or governing any of the Reinstated Debt, as such documents, agreements and instruments are in effect on the date of this Agreement.

         "Reinstated Debt Reserve" shall mean at any time an amount equal to (i) $36,000,000, LESS (ii) the aggregate amount of all regularly scheduled principal installments paid after April 30, 1994 (as and when such installments become due and payable in accordance with the Reinstated Debt Documents) by one or more of the Borrowers in respect of the unpaid principal balance of the Indebtedness described on Schedule 1.1(b) hereto to the extent such payments are permitted to be paid hereunder and subject to the Agents' receipt of satisfactory evidence of such payments.

         "Release" shall mean any releasing, spilling, escaping, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, leaching, disposing or dumping. The meaning of the term shall also include any threatened Release.

         "Remedial Action" shall mean all actions required to (i) clean up, remove, treat or dispose of Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or otherwise endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care in respect of actions contemplated in the preceding clauses
(i) and (ii).

         "Rentals" shall have the meaning set forth in Section 10.16 hereof.

         "Reportable Event" shall have the meaning set forth in
Section 9.12(b)(i) hereof.

         "Responsible Officer" of any Person shall mean any Designated Officer of such Person and any officer or director of such Person and any other member of the management of such Person having executive responsibilities.

         "Retest Date" shall have the meaning set forth in Section
9.16(c) hereof.

         "Revolving Advance" shall have the meaning set forth in
Section 2.1(a) hereof.

         "Revolving Commitment" as to any Lender shall have the meaning set forth in Section 2.2(c) hereof.

         "Revolving Credit Facility" shall mean, collectively, the facilities provided hereunder to make Revolving Advances and to provide Letters of Credit and L/C Indemnity Agreements.

         "Revolving Credit Facility Commitment" shall mean an amount equal to $300,000,000.

         "Revolving Loan" shall have the meaning set forth in Section 2.1(a) hereof.

         "Security Agreement" shall have the meaning specified in
Section 5.3 hereof.

         "Security Documents" shall have the meaning specified in
Section 5.3 hereof.

         "Settlement Date" shall mean the second Business Day of each week (with each week being deemed to commence on Monday) or any other day designated in a writing given by the Administrative Agent to the Lenders at least one Business Day in advance, it being understood that in no event shall there be less than one Settlement Date each week.

         "Settlement Report" shall mean each report, substantially in the form attached hereto as Exhibit 2.4(e) hereto.

         "Solvent" and "Solvency" shall mean, with respect to any Person on a particular date, that on such date,

         (a) the fair value of the property of such Person (valued as a going concern) is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person; and

         (b) the present fair salable value of the assets of such Person (valued as a going concern) is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; and

         (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and
         (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

         "Specified Event of Default" shall mean and include an Event of Default under Section 11.1(a), (b), (f), (g), (h), (k) or (l).

         "Standby Letter of Credit" shall mean any Letter of Credit other than a Merchandise Letter of Credit.

         "Subordinated Intercompany Notes" shall have the meaning set forth in Section 6.10(b) hereof.

         "Subsidiary" of any Person shall mean any corporation or partnership of which more than fifty percent (50%) of the issued and outstanding securities or ownership interests having ordinary voting power (for the election of directors in the case of a corporation) is owned or controlled (as such term is used in the definition of "Affiliate"), directly or indirectly, by such Person and/or one or more of its Subsidiaries. In any event, Ames Stores shall be a Subsidiary of Ames.

         "Supervisory Policy" shall have the meaning set forth in
Section 10.4(b) hereof.

         "Taxes" shall have the meaning set forth in Section 2.22(a) hereof.

         "Total Availability" shall mean at any time the amount, if any, by which (A) the excess of (1) the Aggregate Borrowing Base over
(2) the sum of (x) the Reinstated Debt Reserve plus (y) an amount equal to all other reserves which, based on collateral considerations, any Agent in its sole discretion deems necessary or appropriate at such time to maintain with respect to the account of the Borrowers, including without limitation, any amounts which any Agent or any Lender may be obligated to pay in the future for the account of any Borrower exceeds (B) the sum of (1) the amount of the initial Revolving Advances requested to be made on the Closing Date plus (2) the amount of Letter of Credit Obligations requested to be created on the Closing Date plus (3) the aggregate amount of outstanding accounts payable of Ames and its Subsidiaries which, as of the Closing Date, are more than 45 days past due (excluding accounts payable that are subject to trade disputes arising in the ordinary course of business).

         "Trademark License Agreement" shall mean the Trademark
License Agreement, dated as of December 28, 1992, by and between AMD, Inc., as licensor, and Ames Stores, as licensee, as in effect on the date of this Agreement.

         "Trademark, Patent and Copyright Security Agreement" shall have the meaning set forth in Section 5.2 hereof.

         "Tranche A Advances" shall mean at any time that portion of the outstanding Advances which, when added to the aggregate unpaid amount of Letter of Credit Obligations at such time, do not exceed the Tranche A Commitment Amount.

         "Tranche A Commitment Amount" shall mean, at the Closing
Date, $270,000,000, and thereafter, such amount or such lower amount to which the Tranche A Commitment Amount has been reduced in accordance with Section 2.5 hereof.

         "Tranche B Advances" shall mean, at any time, those Advances which are not Tranche A Advances.

         "Tranche B Commitment Amount" shall mean, at the Closing
Date, $30,000,000 and thereafter, such amount or such lower amount to which the Tranche B Commitment Amount has been reduced in accordance with Section 2.5 hereof.

         "UCC" shall mean the Uniform Commercial Code (or any successor statute) of (i) the State of New York and (ii) each other state to the extent the Uniform Commercial Code of which is required by Section 9-103 of the UCC of New York to be applied in connection with the perfection of a security interest in favor of the Administrative Agent hereunder or under any Security Document.

         "UCP" shall have the meaning set forth in Section 3.9 hereof.

         "Uninsured Amount" shall have the meaning set forth in
Section 9.16(c) hereof.

         "U.S. dollars" and "$" shall mean lawful currency of the United States of America.

         "Written Notice" and "in writing" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable and for the purposes of Section 2.4(a) hereof shall include verbal notice promptly confirmed by such a written confirmation.

         "Zayre Central" shall mean Zayre Central Corp., a Delaware corporation.

         "Zayre New England" shall have the meaning set forth in the preamble to this Agreement.

           1.2. TERMS DEFINED IN THE UNIFORM COMMERCIAL CODE. Each term defined in the UCC of the State of New York and used herein shall have the meaning given therein unless otherwise defined herein.

           1.3. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including", the words "to" and "until" each shall mean "to but excluding" and the word "through" shall mean "to and including".

           1.4. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed, as to a specified
Person, in accordance with GAAP.

           1.5. OTHER PROVISIONS REGARDING DEFINITIONS. (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (b) The terms defined in this Section 1, unless the context requires otherwise, will have the meanings applied to them in this
Section 1, references to an "Exhibit," "exhibit," "Schedule" or "schedule" are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement and references to a "section" or "Section" are, unless otherwise specified, to one of the sections of this Agreement.

         (c)  The term "or" is not exclusive.

         (d) References to "the date hereof" and "the date of this Agreement" and similar phrases shall mean April 28, 1994.

         SECTION 2.  AMOUNT AND TERMS.

           2.1. REVOLVING ADVANCES. (a) Each of the Lenders severally agrees to make available to the Borrowers, subject to and upon the terms and conditions herein set forth (including, without limitation, Section 2.4(e) hereof), at any time or from time to time on or after the Closing Date and before the Maturity Date, such Lender's pro rata share of such borrowings as may be requested or be deemed requested by any Borrower in accordance with the terms of this Agreement (each such borrowing made by any Borrower, a "Revolving Advance" and the outstanding principal balance of all Revolving Advances from time to time, the "Revolving Loan"), in each case subject to the limitations contained in Section 2.2 hereof.

         (b) Each Revolving Advance shall be made on the date specified in the Written Notice as described in Section 2.4(a) hereof; PROVIDED, HOWEVER, that if any Borrower shall be deemed to request a Revolving Advance under Section 3.4 hereof, no notice of a borrowing by such Borrower shall be necessary and such Revolving Advance shall be in the amount of the reimbursement obligation of such Borrower for the drawing made under the Letter of Credit for which such Revolving Advance is deemed requested. Each Revolving Advance shall be either a Reference Rate Advance or a Eurodollar

Advance, or a combination thereof, as the applicable Borrower shall request, subject to and in accordance with the provisions of this Agreement. Any portion of a Revolving Advance which shall be a Eurodollar Advance shall be in an amount equal to $10,000,000 or any greater integral multiple of $1,000,000.

           2.2. REVOLVING CREDIT FACILITY COMMITMENT AND BORROWING LIMIT. (a) No Revolving Advance shall be made to any Borrower and no Letter of Credit shall be issued for the account of any Borrower if, after giving effect to such Revolving Advance or Letter of
Credit:

         (i)     the sum of (x):

                   (A) the aggregate unpaid principal amount of the Revolving Advances made to all Borrowers, plus

                   (B) the aggregate unpaid amount of the Letter of Credit Obligations of all Borrowers, less

                   (C) in the case of any Revolving Advance to be made under Section 3.4 hereof, the Letter of Credit
              Obligation to be satisfied with the proceeds of such Revolving Advance,

         shall exceed (y) the Revolving Credit Facility Commitment;

         or (ii),

         except in the case of any Revolving Advance to be made under
         Section 3.4 hereof to which the limitations set forth in this clause (ii) shall not apply,

              the sum of (x):

                   (A) the aggregate unpaid principal amount of the Revolving Advances of such Borrower, plus

                   (B) the aggregate unpaid amount of the Letter of Credit Obligations of such Borrower,

         shall exceed (y) an amount (as to such Borrower, the "Borrowing Limit") equal to the sum of (A) such Borrower's Borrowing Base LESS (B) an amount equal to that portion of the Reinstated Debt Reserve at such time that is apportioned to such Borrower by the Administrative Agent in its discretion, LESS (C) an amount equal to all other reserves which any Agent in good faith based on collateral considerations deems in its sole discretion to be necessary or appropriate to maintain with respect to the account of such Borrower, including, without limitation, shrinkage reserves (to the extent shrinkage is not otherwise accounted for in such Borrower's Borrowing Base) and any amounts which any Agent or any Lender may be obligated to pay in the future for the account of such Borrower.


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         (b)  Notwithstanding the foregoing, except for Revolving
Advances to be made under Section 3.4 hereof and Revolving Advances in excess of the limitations contained in Section 4.1(b)(ii) (but not in excess of the limitations contained in Section 4.1(b)(i)) hereof made pursuant to an election of the Administrative Agent under
Section 7.2 hereof and as to which no contrary Direction Letter has been received by the Administrative Agent, no Revolving Advance shall be made if, after giving effect to the making of such Revolving Advance, the Borrowers would be required under Section 4.1(b) hereof to make a prepayment or provide Letter of Credit Cash Collateral.

         (c) Subject to the limitations of Sections 2 and 4 hereof, each Borrower may borrow, repay and reborrow the Revolving Loan. The portion of the Revolving Loan to be funded by each Lender to the Borrowers shall not exceed in aggregate principal amount at any one time outstanding, and no Lender shall have any obligation to fund its pro rata share of any Revolving Advance if after giving effect thereto the outstanding portions of Revolving Advances made by such Lender plus the pro rata share of such Lender's Letter of Credit Obligations shall be in the aggregate in excess of, the revolving commitment amount set forth opposite such Lender's name on Exhibit A hereto for the Revolving Credit Facility Commitment, as reduced from time to time (for each Lender, its "Revolving Commitment").

           2.3. NOTES. (a) The pro rata portion of the Revolving Advances made by each Lender to the Borrowers shall be evidenced by, and be repayable with interest in accordance with the terms of, a promissory note issued by each Borrower payable to the order of such Lender, which shall be in the maximum principal amount of such Lender's Revolving Commitment. Each Note shall be in the form of
Exhibit 2.3(a) hereto (together with any replacement, modification, renewal or substitution thereof, individually, a "Note" and collectively, the "Notes").

         (b) Each Note shall be dated the Closing Date and be duly completed, executed and delivered by the applicable Borrower.

         (c) Each of the Notes shall mature on the Maturity Date (or earlier as hereinafter provided), and shall be subject to payment and prepayment as provided in Sections 2 and 4 hereof.

           2.4. NOTICE OF BORROWING; BORROWER'S CERTIFICATE. (a) Whenever any Borrower desires to make a borrowing of a Revolving Advance (other than the initial Revolving Advance), it shall give the Administrative Agent, at its address set forth in Section 13.4 hereof, not later than 12:00 noon (New York time), at least three (3) Business Days' prior Written Notice (or on the same Business Day as the Business Day of such Written Notice in the case of a Revolving Advance which shall be a Reference Rate Advance) from an Authorized Representative (which notice shall be irrevocable and shall conclusively evidence the obligation of such Borrower to repay such Revolving Advance) of its desire to make a borrowing of a Revolving Advance. The Borrowers shall give to the Administrative Agent such prior Written Notice of the initial Revolving Advance as shall be


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acceptable to the Administrative Agent.  Each notice of borrowing under this Section 2.4(a) shall be substantially in the form of
Exhibit 2.4(a) hereto (each a "Borrower's Certificate"). If such notice shall be with respect to a borrowing of a Eurodollar Advance but fails to state an applicable Interest Period therefor, then such notice shall be deemed to be a request for a one-month Interest Period. If (x) the applicable Borrower shall fail to state in any such notice whether such Revolving Advance shall be a Reference Rate Advance or a Eurodollar Advance or (y) the applicable Borrower shall be deemed to make a borrowing of a Revolving Advance pursuant to
Section 3 hereof, then the Borrower shall be deemed to have selected a Reference Rate Advance. Subject to the other provisions of this Agreement, Advances of more than one type may be outstanding at the same time; PROVIDED, HOWEVER, that no more than five (5) Eurodollar Advances in the aggregate may be outstanding at any one time. The Administrative Agent shall notify each Lender of the Administrative Agent's receipt of any request for the making or renewal of or conversion to a Eurodollar Advance. Such notice shall be given on the same day such request is received by the Administrative Agent if received prior to 12:00 noon on such Business Day, and otherwise on the next Business Day.

         (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) no Borrower shall be permitted to make a borrowing request hereunder during any Cleanup Period and (ii) no Borrower shall be permitted to select a borrowing of or conversion into a Eurodollar Advance in any Borrower's Certificate or Written Notice, as applicable, (x) to the extent such selection would be prohibited by Section 2.10 or Section 2.11 hereof, (y) if a Default or an Event of Default shall be in existence as of the date of selection or commencement of the applicable Interest Period or (z) to the extent that such proposed Eurodollar Advance would constitute a Tranche B Advance.

         (c) On the Closing Date, and, subject to Section 2.4(e) hereof and Section 7 hereof, on each subsequent date on which a Revolving Advance is made, each Lender shall make available to the Administrative Agent such Lender's pro rata portion of the Revolving Advance to be made on the date specified in the aforementioned notice (which for purposes of Revolving Advances made pursuant to Section 3 hereof shall be deemed to be the Business Day after receipt of the written or telephonic notice by the Administrative Agent to each such Lender of such borrowing) not later than 12:00 noon (New York time) on such specified date in U.S. dollars in immediately available funds, at the account of the Administrative Agent located at The Chase Manhattan Bank, N.A., 4 Chase Metrotech Center, Brooklyn, New York 11245, ABA #021 000 021, for the account of BankAmerica Business Credit, Inc., Account Number 910-2-640704, Reference: Ames, or such other account as the Administrative Agent may from time to time direct (the "Payment Account"). The portion of each Revolving Advance to be funded by each Lender shall be such Lender's pro rata share thereof.


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         (d)  Except for Revolving Advances made pursuant to Section
3.4 hereof (which Revolving Advances shall be applied to the reimbursement of drawings under the Letter of Credit for which such Revolving Advance was made in accordance with such Section 3 hereof), proceeds of each Revolving Advance received by the Administrative Agent shall be made available to the applicable Borrower by the Administrative Agent at the Disbursement Account of such Borrower upon satisfaction of all applicable conditions.

         (e) It is agreed that each Lender's funded portion of the Revolving Loan is intended by the Lenders to be equal at all times to such Lender's pro rata share of the outstanding Revolving Loan. Notwithstanding such agreement, the Administrative Agent, BABC and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by any Credit Party) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loan shall, subject to the provisions of clause (f) below, take place on a periodic basis in accordance with the following provisions:

            (i) To the extent and in the manner hereinafter provided in this Section 2.4(e), settlement among the Lenders as to the Revolving Loan shall occur on each Settlement Date, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all or any of the conditions to the making of any Revolving Advance set forth in Section 6 or 7 would be met if determined on such Settlement Date. On each Settlement Date, payments shall be made to the Administrative Agent for the account of BABC or the Lenders, as the case may be, in the manner provided in this Section 2.4(e) and in accordance with the Settlement Report delivered by the Administrative Agent pursuant to the provisions of this Section 2.4(e) in respect of such Settlement Date, so that as of each Settlement Date, and after giving effect to the transactions on such Settlement Date, each Lender's outstanding Revolving Advances shall equal such Lender's pro rata share of the outstanding Revolving Loan.

           (ii) On each Settlement Date, the Administrative Agent shall deliver to each Lender a Settlement Report not later than 12:00 noon (New York time), which Settlement Report shall be with respect to the period beginning on the next preceding Settlement Date and ending on such Settlement Date.

          (iii) Between Settlement Dates, the Administrative Agent shall request and BABC as a Lender shall, subject to the provisions of clause (f) below and within the limits and subject to the conditions (except as contemplated by Section 7.2 hereof) of this Agreement, advance to the Borrowers out of BABC's own funds, the entire principal amount of any Revolving Advance requested or deemed requested pursuant to the terms of this Agreement (any such Revolving Advance being referred to as a "Non-Ratable Advance"). The making of each Non-Ratable Advance by BABC shall be deemed to be the making by each other Lender of such Lender's pro rata share of such Non-Ratable Advance and the concurrent purchase by BABC and a sale (without representation,

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    warranty or recourse) by each other Lender of a 100%
    participation in such pro rata share of such Non-Ratable Advance. All payments of principal, interest and any other amount with respect to such Non-Ratable Advance shall be payable to and received by the Administrative Agent for the account of BABC.
    Any payments received by the Administrative Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of the Revolving Loan, shall be paid over to and retained by BABC for such application, and such payment to and retention by BABC shall be deemed, to the extent of each other Lender's pro rata share of such payment, to be a purchase by each such other Lender and a sale by BABC (without representation, warranty or recourse) of a participation in the Revolving Advances (applied first to the repurchase of a participation in Non-Ratable Advances) held by BABC immediately prior to the receipt and application of such payment.

            (iv) If on any Settlement Date, (1) the pro rata share of any Lender in Non-Ratable Advances made since the next preceding Settlement Date is less than (2) such Lender's pro rata share of amounts received since the next preceding Settlement Date by the Administrative Agent and paid only to BABC and applied by BABC in accordance with clause (iii) above to the reduction of the outstanding principal balance of the Revolving Loan, such Lender and the Administrative Agent shall apply such difference to a decrease in such Lender's Revolving Advances, and BABC shall pay to the Administrative Agent for the account of such Lender an amount equal to such difference. If the amount in
    (1) and (2) are equal then no settlement shall be required.

            (v) If on any Settlement Date, (1) the pro rata share of any Lender in Non-Ratable Advances made since the next preceding Settlement Date exceeds (2) such Lender's pro rata share of amounts received since the next preceding Settlement Date by the Administrative Agent and paid only to BABC and applied by BABC in accordance with clause (iii) above to the reduction of the outstanding principal balance of the Revolving Loan, such Lender and the Administrative Agent shall apply such excess to an increase in such Lender's Revolving Advances, and such Lender shall pay to the Administrative Agent for the account of BABC an amount equal to such excess.

            (vi) If any amounts received by BABC in respect of the Lender Debt are later required to be returned or repaid by BABC to any Borrower or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, and such amounts repaid or returned by BABC are in excess of BABC's pro rata share of all such amounts required by virtue of the making of the Non-Ratable Advances to be returned by all Lenders, each other Lender shall, upon demand by BABC with notice to the Administrative Agent, pay to the Administrative Agent for the account of BABC, an amount equal to the excess of such Lender's pro rata share of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

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            (vii)  Payment under this Section 2.4(e) by any Lender
    (including, without limitation, BABC) to the Administrative Agent shall be made not later than 4:00 p.m. (New York time) on the Business Day such payment is due, provided that if such payment is due on written demand by another Lender, including pursuant to clause (f) below, such written demand shall be made on the paying Lender not later than 12:00 noon (New York time) on such Business Day. Payment by the Administrative Agent to any Lender shall be made by wire transfer, promptly following the Administrative Agent's receipt of funds for the account of such Lender and in the type of funds received by the Administrative Agent, and the Administrative Agent shall promptly notify the other Lenders of any such payment; PROVIDED, HOWEVER, that if the Administrative Agent receives such funds at or prior to 2:00 p.m. (New York time), the Administrative Agent shall pay such funds to such Lender on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by on the first Business Day following the date of such demand.

            (viii) As to each Settlement Period, BABC, on the one hand, and each Lender, on the other hand, shall be entitled to interest at the rate payable under this Agreement and the Notes, on the actual amount of funds employed by BABC and the other Lenders, respectively, during such Settlement Period and the Administrative Agent in applying payments received from any Credit Party or any Collateral to interest on the Revolving Loan shall treat the owner of a participation deemed purchased under
    Section 2.4(e)(iii) as though such owner were a direct Lender as to such participation and remit such payments received directly to such owner in respect of such participation. In the event that there shall be as of the end of any Settlement Period no source of payment for accrued interest owing to the purchaser of any outstanding participation under Section 2.4(e)(iii) hereof (in the reasonable opinion of the Administrative Agent) or an Event of Default of the type described in Section 11.1(f) (other than clause (i) thereof) or 11.1(g) hereof, then interest accrued on such participation at the Federal Funds Effective Rate for such Settlement Period shall be paid, on demand, by the seller of such participation to the purchaser thereof, and without prejudice to any other claim which such seller may have, such seller shall be entitled to claim such interest from the Credit Parties.

         (f) The Administrative Agent or BABC shall by Written Notice to each Lender have the right at any time to suspend the provisions of Section 2.4(e) of this Agreement. From and after the giving of such Written Notice (and until such time, if any, as the Administrative Agent notifies the Lenders of its determination to return to a periodic settlement basis in accordance with the provisions of Section 2.4(e) hereof) and the settlement occurring at the end of the Settlement Period, if any, during which such Written Notice was given, the provisions of Section 2.4(e) hereof shall be of no force and effect. In addition to, and without limiting the right of the Administrative Agent to suspend the periodic settlement pursuant to the foregoing sentence, upon written demand by BABC with


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Written Notice thereof to the Administrative Agent, each other Lender shall pay to the Administrative Agent, for the account of BABC, such amount as may be necessary for such other Lender to repurchase from BABC, at par, any outstanding participation interest previously purchased by BABC under Section 2.4(e)(iii) hereof. Payments made pursuant to the foregoing sentence shall be made not later than 4:00 p.m. (New York time) on any Business Day if demand for such payment is received by such Lender not later than 12:00 noon (New York time) on such Business Day; otherwise, any such payment shall be made on the next Business Day after demand is received therefor.

           2.5. TERMINATION OR REDUCTION OF THE REVOLVING CREDIT FACILITY COMMITMENT. (a) The Revolving Credit Facility Commitment shall terminate on the Maturity Date. Upon termination of the Revolving Credit Facility Commitment for any reason, the Revolving Loan (together with all other Lender Debt) shall become automatically immediately due and payable together with all accrued interest thereon to such date plus any fees, premiums, charges or costs provided for hereunder, together with the cancellation or termination of any outstanding Letters of Credit (or the provision of Letter of Credit Cash Collateral equal to the undrawn amount under all outstanding Letters of Credit) and the reimbursement of any unreimbursed Letters of Credit.

         (b) The Borrowers shall have the right, upon not less than five (5) Business Days' prior Written Notice to the Administrative Agent (which shall promptly notify each Lender thereof in writing or by telephone confirmed promptly in writing), to reduce (in whole or in part) the Tranche A Commitment Amount, in which case the Tranche A Commitment Amount and the Revolving Credit Facility Commitment shall be permanently reduced by the amount of such reduction; PROVIDED, HOWEVER, that any such reduction shall be accompanied by (i) prepayment of any amount required to be prepaid pursuant to Section 4.1(b) hereof as a result of such reduction, (ii) payment of any unpaid fees owing with respect to that portion of the Revolving Credit Facility Commitment that is reduced, (iii) payment of all other fees, premiums, costs, and charges required to be paid by the Borrowers pursuant to Section 2.12 or Section 4.8 hereof and (iv) payment of all accrued interest on any amount that the Borrowers are required to prepay pursuant to Section 4.1(b) hereof as a result of such reduction.

         (c) Following receipt by one or more Credit Parties of at least $30,000,000 as the gross cash proceeds from the issuance of Acceptable Subordinated Debt or Acceptable Equity, and so long as the Borrowers are in compliance with each of the financial covenants set forth in 9.16 hereof, the Borrowers shall have the right, upon not less than five (5) Business Days' prior Written Notice to the Administrative Agent (which shall notify each Lender thereof in writing or by telephone confirmed promptly in writing), to reduce (in whole or in part) the Tranche B Commitment Amount, in which case the Tranche B Commitment Amount and the Revolving Credit Facility Commitment shall be permanently reduced by the amount of such reduction, without premium or penalty, PROVIDED, HOWEVER, that any such reduction shall be accompanied by (x) prepayment of any amount required to be prepaid pursuant to Section 4.1(b) hereof as a result


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of such reduction, (y) payment of any unpaid fees owing with respect to that portion of the Revolving Credit Facility Commitment that is reduced and (z) payment of all accrued interest on any amount that the Borrowers are required to pay pursuant to Section 4.1(b) hereof as a result of such reduction.

         (d) Notwithstanding anything to the contrary contained herein, in no event shall the Revolving Credit Facility Commitment at any time be reduced to an amount that is less than the aggregate amount of all Letter of Credit Obligations then outstanding.

           2.6. INTEREST. (a) INTEREST ON EURODOLLAR ADVANCES. Except as provided in Sections 2.6(c) hereof, the Borrowers shall pay interest on the unpaid principal amount of each Eurodollar Advance which is outstanding from time to time, on each Interest Payment Date with respect to such Eurodollar Advance, at the date of conversion of such Eurodollar Advance (or portion thereof) to a Reference Rate Advance and at maturity of such Eurodollar Advance at an interest rate per annum during the Interest Period for such Eurodollar Advance equal to the Eurodollar Rate for the Interest Period in effect for such Eurodollar Advance plus the Applicable Margin, and after maturity of such Eurodollar Advance (whether by acceleration or otherwise) upon demand.

         (b) INTEREST ON REFERENCE RATE ADVANCES. Except as provided in Sections 2.6(c) hereof, the Borrowers shall pay interest on the unpaid principal amount of each Reference Rate Advance and, to the extent due and payable, Additional Indebtedness incurred by it, in each case, which is outstanding from time to time at an interest rate per annum equal to the Reference Rate in effect from time to time plus the Applicable Margin. Interest on all Reference Rate Advances shall be payable monthly in arrears on the first day of each month commencing with the first day of the first month commencing after the month in which the Closing Date occurs, and at maturity (whether by acceleration or otherwise) and thereafter on demand. Interest on Additional Indebtedness shall be payable upon demand.

         (c) DEFAULT INTEREST. During the continuation of any Event of Default, interest on Eurodollar Advances and Reference Rate Advances, shall accrue and be payable at a rate two percentage points (2%) in excess of the rate of interest otherwise applicable to Eurodollar Advances or Reference Rate Advances, as the case may be, and interest on any interest in default shall accrue and shall be payable upon demand at a rate equal to two percentage points (2%) in excess of the rate then applicable to the Advance on which such interest accrued, or in the case of interest accrued on Additional Indebtedness, at a rate of four percentage points (4%) in excess of the Reference Rate.

         (d) EURODOLLAR RATE DETERMINATION. The Administrative Agent, upon determining the Eurodollar Rate for any Interest Period, shall promptly notify by telephone (confirmed promptly in writing) or in writing the applicable Borrower and the Lenders thereof. Such determination shall, in the absence of manifest error, be conclusive and binding upon the Borrowers, the Agents and the Lenders.


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         (e)  STEP-DOWN/STEP-UP PRICING ADJUSTMENTS.  In the event
that the financial statements for any Fiscal Year delivered pursuant to Section 9.1(b) hereof demonstrate compliance as of the date of such financial statements with "Level 2", "Level 3", "Level 4" or "Level 5" of each of the financial tests set forth in Schedule 2.6(e) hereto, then the Applicable Margin with respect to Tranche A Advances and the fees payable to the Administrative Agent pursuant to Section
4.7 hereof shall be adjusted to the applicable amounts set forth in said Schedule 2.6(e) (in each case subject to Section 2.6(c) hereof). Each such adjustment shall take effect (if at all) as of the latest date the applicable financial statements described in the immediately preceding sentence were required to be delivered under Section 9.1 hereof and shall remain in effect until the latest date delivery of financial statements are required to be delivered pursuant to Section 9.1(b) hereof that demonstrate either compliance with a higher "Level" of each of the financial tests set forth in said Schedule 2.6(e) or the failure to maintain compliance with the "Level" of each such test achieved as of the end of the immediately prior Fiscal Year, whereupon (subject to Section 2.6(c) hereof) such amounts shall be decreased or increased, as the case may be, to the applicable amounts set forth in said Schedule 2.6(e).

           2.7. CONVERSION OF BORROWINGS; RENEWALS. (a) Each Borrower may, from time to time prior to the Maturity Date convert
(i) all or a portion of its outstanding Reference Rate Advances which are Tranche A Advances to one or more Eurodollar Advances, except as provided in the last sentence of Section 2.4(a) or in Section 2.4(b),
2.10 or 2.11 hereof, and only in aggregate amounts of $10,000,000 or any greater integral multiple of $1,000,000 or (ii) all or a portion of outstanding Eurodollar Advances to one or more Reference Rate Advances so long as the aggregate principal balance of the portion of the Eurodollar Advances not being converted, if any, is $10,000,000 or any greater integral multiple of $1,000,000. Interest on any Reference Rate Advance which is accrued and unpaid as of the time of such conversion shall be paid on the next date interest becomes due and payable under Section 2.6(b) hereof. Each conversion by a Borrower of any Advance or portion thereof (other than a conversion pursuant to Section 2.10 or 2.11 hereof) shall be made not later than 12:00 noon (New York time) on a Business Day on at least three (3) Business Days' prior Written Notice from an Authorized Representative to the Administrative Agent (and the Administrative Agent shall promptly notify each Lender thereof in writing or by telephone confirmed promptly in writing) from such Borrower. Each such notice (which notice shall be irrevocable and shall conclusively evidence the joint and several obligation of the Borrowers to repay such Revolving Advance) shall specify (i) the date of the conversion and the amount to be converted, (ii) the particular Reference Rate Advance which is a Tranche A Advance, or portion thereof, to be converted, and (iii) in the case of conversion of any Reference Rate Advance which is a Tranche A Advance, or portion thereof, to a Eurodollar Advance, the duration of the Interest Period for such Eurodollar Advance. Notwithstanding the above, no Borrower shall be entitled to convert any Reference Rate Advance, or portion thereof, to a Eurodollar Advance to the extent such Borrower is prohibited by
Section 2.4(b) from requesting conversion thereof.  Except as


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provided in Section 2.10 hereof, any conversion of a Eurodollar
Advance, or portion thereof, to a Reference Rate Advance shall be made only on the last day of the Interest Period with respect to such Eurodollar Advance.

         (b) Each renewal by a Borrower of an outstanding Eurodollar Advance or portion thereof shall be made on Written Notice to the Administrative Agent (and the Administrative Agent shall promptly notify each Lender thereof in writing or by telephone confirmed promptly in writing) given not later than 12:00 noon (New York time) on the third Business Day prior to the last day of the Interest Period just ending for such Eurodollar Advance. Each notice (which notice shall be irrevocable and shall conclusively evidence the joint and several obligation of the Borrowers to repay such Revolving Advance) by a Borrower of the renewal of a Eurodollar Advance or portion thereof, shall be in writing from an Authorized Representative and shall specify (i) the amount of such renewal of the Eurodollar Advance or portion thereof and (ii) the duration of the Interest Period for such renewal; PROVIDED, HOWEVER, that if such Borrower fails to select the duration of any Interest Period for the renewal of such Eurodollar Advance or portion thereof, the duration of such Interest Period shall be one month. Notwithstanding the above, no Borrower shall be entitled to renew a Eurodollar Advance or a portion thereof, (i) if at the time of the selection of such renewal there shall exist a Default, or (ii) to the extent such renewal would be prohibited by the last sentence of Section 2.4(a) hereof, by clause (z) of Section 2.4(b) hereof or by Section 2.10 or
2.11 hereof.

         (c) Any Eurodollar Advance or portion thereof as to which the Administrative Agent shall not have received a proper notice of conversion or renewal as provided in Section 2.7(a) or 2.7(b) hereof or notice of payment or prepayment by 12:00 noon (New York time) at least three (3) Business Days prior to the last day of the Interest Period just ending for such Eurodollar Advance shall (whether or not any Default or Event of Default has occurred) automatically be converted to a Reference Rate Advance on the last day of the Interest Period for such Eurodollar Advance.

           2.8. COMPUTATION OF INTEREST. All interest payable hereunder and all fees and other amounts calculated on the basis of a rate per annum shall be computed on the basis of actual days elapsed over a 360-day year. Any rate of interest on Reference Rate
Advances, Additional Indebtedness, or interest which is computed on the basis of the Reference Rate shall change when and as the Reference Rate changes.

           2.9. INCREASED COSTS. In the case of the pro rata share of any Lender in any Eurodollar Advance, in the event any law, treaty, order, directive, rule or regulations shall be adopted, issued or becoming effective after the Closing Date or in the event of any change in any law, treaty, order, directive, role or regulation (including, without limitation, in any case Regulation D) from that in effect on the Closing Date or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof (in any case, whether or not having the force of law), in any case, which:


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              (i)  subjects such Lender or any branch or Affiliate of
    such Lender to any tax, duty or other charge with respect to such share of such Eurodollar Advance (other than Excluded Taxes); or

             (ii) changes the basis of taxation (including without limitation an increase in any applicable tax rate) of payments to any Lender or any branch or Affiliate of such Lender of principal of and/or interest on such share of such Eurodollar Advance and/or other fees and amounts payable hereunder with respect thereto (other than Excluded Taxes); or

            (iii) imposes, modifies or deems applicable any reserve, deposit, special deposit, insurance assessment or similar requirement against any assets held by, deposits with or for the account of, or loans by, an office of any Lender or any branch or Affiliate of such Lender; or

             (iv) imposes upon such Lender or any branch or affiliate of such Lender any other condition with respect to such share of such Eurodollar Advance or this Agreement (excluding any event referred to in clause (i), (ii) or (iii) of Section 2.12(b) hereof).

and the result of any of the foregoing is to increase the actual cost by an amount such Lender deems to be material to such Lender or any branch or Affiliate of such Lender of making, funding or maintaining such share of such Eurodollar Advance hereunder, or to reduce the amount of any payment (whether of principal, interest, or otherwise) received or receivable by such Lender or any branch or Affiliate of such Lender, or to require such Lender or any branch or Affiliate of such Lender to make any payment, in each case by or in an amount which such Lender in its reasonable judgment deems material and, in any case, is not compensated for by the Eurodollar Reserve Percentage, then and in any such case:

              (1) such Lender shall promptly notify the Borrowers, the Administrative Agent and the other Lenders in writing of the happening of such event;

              (2) such Lender shall promptly deliver to the Borrowers, the Administrative Agent and the other Lenders a certificate stating the change which has occurred, or the reserve requirements or other conditions which have been imposed on such Lender or branch or Affiliate of such Lender, or the request, directive or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and

              (3) the Borrowers hereby agree to pay to the Administrative Agent for the benefit of such Lender on demand by such Lender (with a notice of such demand to be sent by such Lender to the Administrative Agent) such an amount or amounts as will compensate such Lender or its branch or Affiliate for such additional cost, reduction or payment.


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The certificate of such Lender as to the additional amounts payable pursuant to this Section 2.9 delivered to the Borrowers and the Administrative Agent shall in the absence of manifest error be conclusive of the amount thereof. The protection of this Section 2.9 shall be available to such Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, treaty, order, directive, interpretation or condition which has been imposed.

           2.10. CHANGE IN LAW RENDERING EURODOLLAR ADVANCES UNLAWFUL. (a) Notwithstanding anything to the contrary herein contained, in the event that any law, treaty, order, directive, rule or regulation adopted, issued or becoming effective after the Closing Date or any change in any law, treaty, order, directive, rule or regulation from that in effect on the Closing Date or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof (in any case, whether or not having the force of law), should make it unlawful for any Lender to fund any portion of a Eurodollar Advance or to give effect to its obligations as contemplated hereby with respect to Eurodollar Advances, such Lender shall, upon the happening of such event, notify the Administrative Agent, the other Lenders and the Borrowers thereof in writing stating the reason therefor, and the obligation of such Lender to allow conversion to or selection or renewal with respect to its pro rata share of any Eurodollar Advance by any Borrower shall, upon the happening of such event, forthwith be suspended for the duration of such illegality and during such illegality such Lender shall fund its share of all Revolving Advances as Reference Rate Advances and there shall be no renewal of, or conversion to, any share of such Lender in any Eurodollar Advance.
If and when such illegality ceases to exist, such suspension shall cease and such affected Lender shall similarly notify the Administrative Agent, the other Lenders and the Borrowers.

         (b) Notwithstanding anything to the contrary contained herein, in the event that any treaty, order, directive, rule or regulation adopted, issued or becoming effective after the Closing Date or any change in any law, treaty, order, directive, rule or regulation from that in effect on the Closing Date or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof (in any case, whether or not having the force of law) shall make it commercially impracticable or unlawful for any Lender to continue in effect the funding of any portion of a Eurodollar Advance previously made by it hereunder and then outstanding, such Lender shall, upon the happening of such event, notify the Administrative Agent, the other Lenders and the Borrowers thereof in writing stating the reasons therefor, and such Lender's pro rata share of such Eurodollar Advance shall automatically be converted to a Reference Rate Advance. The Borrowers shall pay to the Administrative Agent for the benefit of such Lender accrued interest owing on such converted portion of such Eurodollar Advance made to the applicable Borrower through the date of such conversion, together with any amounts payable under Section
2.12 hereof with respect to such prepayment.  After such notice shall


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have been given and until the circumstances giving rise to such notice no longer exist, each request for such Lender's pro rata share of a Eurodollar Advance or for conversion to or renewal of such Lender's pro rata share of a Eurodollar Advance shall be deemed a request by the applicable Borrower for a Reference Rate Advance. If and when such impracticability or illegality ceases to exist, such suspension shall cease and such affected Lender shall similarly notify the Administrative Agent, the other Lenders and the Borrowers.

           2.11. EURODOLLAR AVAILABILITY. (a) In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Advance, the Administrative Agent shall have determined in good faith (which determination shall, in the absence of manifest error, be conclusive and binding upon the Borrowers) that dollar deposits in the amount of the principal amount of such Eurodollar Advance are not generally available in the London (England) interbank market, or that the rate at which such dollar deposits are being offered will not accurately reflect the cost to one or more Lenders of making or funding the principal amount of their portions of such Eurodollar Advance during such Interest Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telephonic notice of such determination to the Lenders and the Borrowers, and any request by a Borrower for a Eurodollar Advance pursuant to Section 2.4 hereof or for conversion to or renewal of a Eurodollar Advance pursuant to
Section 2.7 hereof shall thereupon, and until the circumstances giving rise to such notice no longer exist (as notified by the Administrative Agent to the Borrowers and the Lenders), be deemed a request by any Borrower for the making of or conversion to a Reference Rate Advance.

         (b) If, at any time, the Administrative Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive and binding upon the Borrowers) that any contingency has occurred which adversely affects the London (England) interbank market or that any law, treaty, order, directive, rule or regulation that is adopted, or issued or that becomes effective after the Closing Date or any change in any existing law, treaty, order, directive, rule or regulation from that in effect on the Closing Date or in the interpretation thereof (in any case, whether or not having the force of law) or other circumstance affecting one or more Lenders or the London (England) interbank market makes the funding of any portion of a Eurodollar Advance impracticable, the Administrative Agent shall, as soon as practicable thereafter, give written or telephonic notice of such determination to the Lenders and the Borrowers and any request by a Borrower for a Eurodollar Advance pursuant to Section 2.4 hereof or for conversion to or renewal of a Eurodollar Advance pursuant to Section 2.7 hereof shall thereupon, and until the circumstances giving rise to such notice no longer exist (as notified by the Administrative Agent to the Borrowers and the Lenders), be deemed a request by any Borrower for the making of or conversion to a Reference Rate Advance.


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           2.12 INDEMNITIES.  (a)  Each Borrower hereby indemnifies
each Lender on demand against any loss or expense which such Lender or its branch or affiliate may sustain or incur as a consequence of:

         (i) to the extent such loss or expense is not compensated by the accrual of interest under Section 2.6(d) hereof or the conversion of any Eurodollar Advance to a Reference Rate Advance, any default in payment or prepayment of the principal amount of any Eurodollar Advance made to it or any portion of any thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of payment or prepayment, or otherwise),

           (ii) the effect of the occurrence of any Event of Default upon any Eurodollar Advance made to it, including, but not limited to, any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Eurodollar Advance or any portion thereof,

          (iii) the payment or prepayment of the principal amount of any Eurodollar Advance made to it or any portion of any thereof, pursuant to Section 2 or 4 hereof, or otherwise, on any day other than the Maturity Date or (except in the case of payments of interest on an Interest Payment Date) the last day of an Interest Period (in the case of any Eurodollar Advance), or the payment of any interest on any Eurodollar Advance made to it, or portion thereof, on a day other than an Interest Payment Date for such Eurodollar Advance, or

           (iv) the failure by any Borrower to accept or make a borrowing of a Eurodollar Advance or a conversion to or renewal of a Eurodollar Advance after it has given notice of such borrowing, conversion or renewal.

Each Lender shall provide to the Borrowers, the Administrative Agent and the other Lenders a statement, supported where applicable by documentary evidence, explaining the amount and calculation of any such loss or expense it incurs, which statement shall be conclusive absent manifest error.

         (b) If any law, treaty, order, directive, rule or regulation shall be adopted, issued or become effective after the Closing Date or if any change in any law, treaty, order, directive, role or regulation from that in effect on the Closing Date or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof (in any case, whether or not having the force of law), and including, without limitation, all risk based capital guidelines heretofore adopted by the Comptroller of the Currency, the Board or any other banking regulatory agency, domestic or foreign, to the extent that any provision contained therein does not have to be complied with as of the date hereof, shall, or if the compliance by any Lender with any guideline or request from any central bank or other governmental authority, shall:


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         (i)  impose upon, modify, require, make or deem applicable to any one or more Lenders, or any of their Affiliates or branches, any reserve requirement, special deposit requirement, insurance assessment or similar requirement against or affecting the Revolving Commitment of such Lender or Lenders or such Affiliates or branches, or

            (ii) impose any condition upon or cause in any manner the addition of, any supplement to or any increase of any kind to the capital or cost base of such Lender or Lenders, or such Affiliates or branches thereof, for extending or maintaining the Revolving Commitment of such Lender, which results in an increase in the capital requirement supporting the Revolving Commitment, or

           (iii) impose upon, modify, require, make or deem applicable to such Lender or Lenders or any such Affiliates or branches any capital requirement, increased capital requirement or similar requirement, and the result of any events referred to in clause (i), (ii) or (iii) above shall be to (A) increase the amount of capital required or expected to be required to be maintained by such Lender or any such Affiliate or branch and such Lender determines that the amount of such capital requirement is incurred by or based on the Revolving Commitment of such Lender or other commitments of this type or (B) increase the costs or decrease the benefit in any way to such Lender or Lenders, or any such Affiliate or branch, of extending or maintaining the Revolving Commitment or extending or maintaining such Lender's or Lenders' portion of the Loans or holding any Collateral;

THEN and in such event the Borrowers shall, on or prior to the tenth
(10th) Business Day after the giving of Written Notice of such increased costs and/or decreased benefits to the Borrowers and the Administrative Agent by such Lender or Lenders (or any such Affiliate or branch), pay to the Administrative Agent for the benefit of such Lender or Lenders all such additional amounts which in the sole good faith calculation of such Lender or Lenders are properly allocable to the Revolving Commitment of such Lender, such Lender's or Lenders' portion of the Loans and/or the Collateral, as the case may be, and which:

              (1) in the case of events referred to in clause (i) above, shall be sufficient to compensate it for all such increased costs and/or decreased benefits, and/or

              (2) in the case of events referred to in clauses (ii) and (iii) above, shall be an amount equal to the reduction, as reasonably determined by such Lender, in the after-tax rate of return on such Lender's capital resulting from any such capital or increased capital or similar requirement (including, without limitation, any such Lender's or Lender's Affiliates' or branches' cost of taking action in anticipation of the


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    efectiveness of any event described in clause (ii) or (iii) in order to enable such Lender, Lenders, Affiliate or branch to be in compliance therewith upon such effectiveness), all as certified by such Lender or Lenders in said Written Notice to the Borrowers. Such certification shall be conclusive and binding on the Borrowers absent manifest error.

         (c) Each Borrower hereby indemnifies and holds harmless each of the Agents and each Lender and each Agent's and each Lender's Affiliates, and each of such Agent's, Lender's and Affiliate's directors, officers, agents, representatives, counsel and employees and each other Person, if any, controlling them or any of their Affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934 (each an "Indemnified Party"), from and against any and all losses, claims, damages, costs, expenses (including reasonable counsel fees and disbursements and the allocated costs and expenses of in-house counsel) and liabilities which may be incurred by or asserted against such Indemnified Party with respect to or arising out of the financing contemplated by this Agreement, the commitments hereunder to make, or the making of Revolving Advances or the financing contemplated hereby, the other Loan Documents, the Collateral (including, without limitation, the use of the financing by any Credit Party, the exercise by any of the Agents or any Lender of rights and remedies or any power of attorney with respect thereto, and any action or inaction of any of the Agents or any Lender under any Security Document), the use of proceeds of any financial accommodations provided hereunder, or any investigation, litigation or other proceeding brought or threatened relating to the financing provided hereunder, or any of the transactions contemplated hereby or otherwise in connection herewith or the role of any Person or Persons in connection with the foregoing, whether or not they or any other Indemnified Party is named as a party to any legal action or proceeding ("Claims"). No Borrower will, however, be responsible to any Indemnified Party hereunder for any Claims to the extent that any such Claim shall have arisen out of or resulted from actions taken or omitted to be taken by such Indemnified Party which constitute the gross negligence or willful misconduct of such Indemnified Party as determined by a final judgment of a court of competent jurisdiction ("Excluded Claims"). Further, should any of the Agents' or any of the Lender's employees be involved in any legal action or proceeding in connection with the transactions contemplated hereby (other than relating to an Excluded Claim), the Borrowers hereby agree to pay to such Agent and such Lender an amount equal to the actual per diem compensation for each employee for each day or portion thereof that such employee is involved in preparing for or giving testimony (including, without limitation, deposition testimony) pertaining to any such legal action or proceeding. The Indemnified Party shall give the Borrowers prompt Written Notice of any Claim setting forth a description of those elements of the Claim of which such Indemnified Party has knowledge. As to any Claim, the Indemnified Party shall have the right to select counsel and control the defense of such Claims; PROVIDED, HOWEVER, that so long as no Specified Event of Default is continuing no Indemnified Party shall settle any Claim as


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to which it is controlling the defense without the consent of the
Borrowers, which consent shall not be unreasonably withheld or delayed. The Indemnified Parties and the Borrowers and their respective counsel shall cooperate with each other in all reasonable respects in any investigation, trial and defense of any such Claim and any appeal arising therefrom.

         (d) If for any reason the foregoing indemnity is unavailable to any Indemnified Party or insufficient to hold it free and harmless as contemplated by the preceding paragraph (c), then the Borrowers shall contribute to the amount paid or payable by the Indemnified Party as a result of any Claim in such proportion as is appropriate to reflect, not only the relative benefits received by the Borrowers on the one hand and such Indemnified Party on the other hand, but also the relative fault of the Borrowers and such Indemnified Party, as well as any other relevant equitable considerations.

           2.13 DISBURSEMENT. Each Advance to any Borrower shall be disbursed by the Administrative Agent from the Payment Account provided in Section 2.4(c) hereof (or such other account as the Administrative Agent shall from time to time elect) to the Disbursement Account of such Borrower (or such other account as such Borrower may, with the prior consent of the Administrative Agent, designate), shall be charged, together with interest, fees and other amounts payable by the Borrowers hereunder, to the account of the Borrowers on the books of the Administrative Agent from time to time, and shall be payable to the Payment Account or to such other account or office as the Administrative Agent may specify in writing to the Borrowers.

           2.14. ADMINISTRATIVE AGENT'S AVAILABILITY ASSUMPTION.
During any period after the Closing Date when the settlement procedures under Section 2.4(e) hereof are not in effect:

         (a) Unless the Administrative Agent shall have been notified by any Lender by Written Notice prior to a borrowing date that such Lender does not intend to make available to the Administrative Agent such Lender's pro rata portion of any Advance to any Borrower which it shall be obligated to make on such date, the Administrative Agent may assume that such Lender has made or will make such amount available to the Administrative Agent on the date for such borrowing and the Administrative Agent may, in reliance upon such assumption, make available to such Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on such date of borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender, which demand shall be made in a reasonably prompt manner. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Lenders and the Borrowers and the Borrowers shall pay such corresponding amount to the Administrative Agent on demand.


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         (b)  The Administrative Agent shall also be entitled to
recover from such Lender or the Borrowers interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the applicable Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to
(x) if paid by such Lender, the Federal Funds Effective Rate or (y) if paid by one or more of the Borrowers, the applicable rate for Reference Rate Advances or Eurodollar Advances, as the case may be.

         (c) In the event that any Lender shall fail to fund its pro rata share of any Revolving Advance made pursuant to Section 3.4 hereof or its letter of credit participation under Section 3.5 hereof, the Administrative Agent on behalf of the applicable Issuing Lender shall be entitled to recover such amount on demand from such Lender, which demand shall be made in a reasonably prompt manner. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall notify promptly the Lenders and the Borrowers thereof and the Borrowers shall pay such amount to the Administrative Agent. The Administrative Agent on behalf of the applicable Issuing Lender shall also be entitled to recover from such Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such Revolving Advance was made, or the date such purchase was to have been made or funded, to the date such amount is recovered by the Administrative Agent, at a rate per annum equal to
(x) if paid by such Lender, the cost (based on the Federal Funds Effective Rate) to the applicable Issuing Lender of funding the payment of the drawing under the Letter of Credit for which the Revolving Advance was made in the case of a Revolving Advance made pursuant to Section 3.4 or a participation under Section 3.5 hereof, or (y) if paid by one or more of the Borrowers, the applicable rate for Reference Rate Advances in the case of a Revolving Advance made pursuant to Section 3.4 hereof or a participation purchased under
Section 3.5 hereof.

         (d) Nothing herein shall be deemed to relieve any Lender from its obligation to fund or purchase its pro rata share of any Advance or purchase any participation as required hereunder, or to prejudice any rights which any Borrower may have against any Lender as a result of any default by such Lender hereunder. No Lender shall be responsible for any default of any other Lender in respect of any other Lender's obligation to make its pro rata share of any Advances hereunder nor shall the Revolving Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Each Lender shall be obligated to the extent provided herein regardless of the failure of any other Lender to fulfill its obligations hereunder.

           2.15. PRO RATA TREATMENT AND PAYMENTS. Except as contemplated by Sections 2.4(e), 2.9, 2.10, 2.12, 2.14, 2.18, 4.6,
13.1, 13.5, 13.6, 13.13(h), 13.14(g) and 13.15(e) hereof, each
Advance and each payment (including each prepayment) on account of the principal of and interest on the Revolving Loan and fees described in this Agreement shall be made pro rata to each Lender


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according to the respective percentages of each Lender set forth opposite its name on Exhibit A hereto. The Administrative Agent will, subject to Section 2.4(e) hereof, distribute each payment to the Lenders in accordance with Section 2.19 hereof.

           2.16. EURODOLLAR OFFICES. Each Lender may initially fulfill its commitment with respect to such Lender's pro rata share of any Eurodollar Advance by causing the Initial Eurodollar Office of such Lender to make such Lender's proportionate share of such Eurodollar Advance or in any other manner or from any other source; PROVIDED, HOWEVER, that each Lender may at its option fulfill such commitment by causing another branch or an Affiliate of such Lender to make such Lender's pro rata share of such Eurodollar Advance; and PROVIDED, FURTHER, that the selection by such Lender of the Initial Eurodollar Office of such Lender or any other such branch or Affiliate shall not affect the obligations of the Borrowers to repay such Lender's pro rata share of the Eurodollar Advances in accordance with the terms of this Agreement.

           2.17. TELEPHONIC NOTICE. Without in any way limiting the obligation of each Borrower to confirm in writing any telephonic notice by such Borrower of a borrowing, conversion or renewal, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Representative of such Borrower prior to receipt of written confirmation.

           2.18. MAXIMUM INTEREST. (a) No provision of this Agreement or any Note shall require the payment to any Lender or permit the collection by any Lender of interest in excess of the maximum rate permitted by any applicable law (the "Maximum Lawful Rate").

         (b) If the amount of interest computed without giving effect to this Section 2.18 and payable on any interest payment date in respect of the preceding interest computation period would exceed the amount of interest computed in respect of such period at the maximum rate of interest from time to time permitted (after taking into account all consideration which constitute interest) by laws applicable to any Lender (such maximum rate being such Lender's "Maximum Permissible Rate"), the amount of interest payable to such Lender on such date in respect of such period shall be computed at such Lender's Maximum Permissible Rate.

         (c) If at any time and from time to time (i) the amount of interest payable to any Lender on any interest payment date shall be computed at such Lender's Maximum Permissible Rate pursuant to the preceding paragraph (b) and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at such Lender's Maximum Permissible Rate, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at such Lender's Maximum Permissible Rate until the amount of


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interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to the preceding paragraph (b).

           2.19 RECEIPT OF PAYMENTS. (a) The Borrowers shall make each payment under this Agreement without deduction, set-off, defense (other than the defense of payment), recoupment, claim or counterclaim, all of which are waived but may be used in an independent proceeding, not later than 12:00 noon (New York time) on the day when due in lawful money of the United States of America in immediately available funds to the Payment Account. Subject to
Section 2.4(e) hereof, the Administrative Agent will, upon any such payment to the Payment Account, promptly thereafter (and in any event on the same Business Day as the date when received if such payment is received at or prior to 12:00 noon (New York time), cause to be distributed like funds relating to the payment of principal or interest ratably to the Lenders or as otherwise provided above, and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

         (b) Pursuant and subject to Section 9.20 hereof, each Borrower has agreed (i) to cause all of such Borrower's Proceeds to be deposited into one or more of its Collection Accounts, and to cause all such Proceeds to be transferred to such Borrower's Concentration Account, and (ii) to cause all Proceeds in such Borrower's Concentration Account to be transferred to the Payment Account in accordance with the applicable Concentration Account Agreement. Subject to Section 2.20(a) hereof, on each Business Day, the Administrative Agent shall apply to the Lender Debt (or invest as hereinafter provided) effective as of such Business Day, all Proceeds credited in immediately available funds to the Payment Account on such Business Day (and which shall not have theretofore been credited to the Lender Debt) as follows: (i) first, to the Revolving Loan, as a prepayment thereof until the amount so applied shall equal the then unpaid principal balance of the Revolving Loan and (ii) second, invested in accordance with and subject to the requirements of
Section 2.20(b) hereof.

         In the event any Borrower (or any Affiliate of any Borrower or any Person acting for or in concert with any Borrower) shall receive any monies, checks, drafts or other similar negotiable items of payment made with respect to Accounts, such Borrower shall no later than the Business Day following receipt thereof deposit or cause the same to be deposited, in kind, in a Collection Account or as otherwise directed by the Administrative Agent.

           2.20. APPLICATION OF PROCEEDS. (a) During the continuance of any Event of Default, each Borrower irrevocably (x) waives the right to direct the application of any and all payments or Proceeds or Letter of Credit Cash Collateral received or held at any time or times during such period by the Administrative Agent or any Lender from or on behalf of any Borrower pursuant to the terms of


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this Agreement, and (y) agrees that the Administrative Agent and
Lenders shall have the continuing exclusive right to apply any and all such payments, Proceeds and Letter of Credit Cash Collateral against any Lender Debt of any Borrower as the Administrative Agent may deem advisable or as otherwise provided herein. Unless otherwise provided herein (including, without limitation, under the immediately preceding sentence or under Section 2.19(b) hereof or Section 11.5 hereof) or in the absence of a specific determination by the Administrative Agent with respect thereto, any and all payments or Proceeds received at any time by the Administrative Agent, shall, when in the form of immediately available funds, be applied in the following manner and order: (i) payment of then due and payable fees and expenses owing under the Loan Documents; (ii) payment of then due and payable interest payments on the Lender Debt owing under the Loan Documents; (iii) payment of then due and payable principal payments on the Revolving Loan; (iv) prepayment of principal outstanding under the Revolving Loan until the amount so applied shall equal the then unpaid principal balance of the Revolving Loan; (v) provision of Letter of Credit Cash Collateral until the amount so applied shall equal the then outstanding Letter of Credit Obligations not then secured by Letter of Credit Cash Collateral; and (vi) payment of other Lender Debt outstanding under the Loan Documents then due and payable. Any amounts remaining after application of all items in clauses (i) through (vi) above may, at the option of the Administrative Agent, be deposited in a deposit account of the Administrative Agent as provided in paragraph (b) below or be remitted to the Borrowers. The Administrative Agent may apply any Letter of Credit Cash Collateral to Letter of Credit Obligations which have become due and payable and fees and other amounts due and owing in respect thereof.

         (b) Subject to paragraph (a) above, all amounts remaining after application as provided in the second sentence of paragraph (a) above, may, at the option of the Administrative Agent, be deposited into a deposit account maintained by the Administrative Agent or be remitted to the Borrowers. So long as no Event of Default or Default shall be continuing the Borrowers may direct that the Administrative Agent release any and all amounts (and earnings thereon) from such deposit account. Any amounts on deposit in such deposit account may be, unless and until withdrawn by the Borrowers, applied by the Administrative Agent to the payment of Lender Debt under the Loan Documents as provided in paragraph (a) above. Any monies remaining in such deposit account shall be invested and reinvested (so long as in such deposit account) by and in the name of the Administrative Agent in investments of the type permitted under Section 10.4(b) hereof with the type and maturity of such investments to be mutually agreed to by the Administrative Agent and the Borrowers (until an Event of Default shall occur and be continuing, at which time the Administrative Agent shall have the sole right to choose such investments). All interest and other income on such investments shall be for the account and risk of the Borrowers. As collateral security for the Lender Debt, each Borrower hereby grants to the Administrative Agent, for the benefit of the Agents and the ratable benefit of the Lenders, a security interest in (x) all monies in such deposit account and all investments thereof, including, without limitation, any certificates or instruments evidencing such

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investments, and all claims and choses in action in respect of the foregoing, (y) any interest or other payment made in respect of such investments and (z) any and all proceeds of any of the above and all claims and choses in action in respect of the foregoing (all of the foregoing constituting part of the Collateral). To the extent the Administrative Agent makes any such investments, each Borrower hereby authorizes the Administrative Agent to hold any certificate or instrument evidencing such investments.

         (c) Subject to the contrary instructions contained in a Direction Letter, the Administrative Agent is authorized by the Lenders and the Borrowers to, and at its option may, make advances for the account of the Borrowers for payment of all fees, expenses, charges, costs and interest incurred by the Borrowers hereunder.
Such advances, to the extent not prohibited by a Direction Letter, shall be made when and as the Borrowers fail promptly to pay such fees, expenses, charges, costs and interest and, at the Administrative Agent's option to the extent not prohibited by law and within the Revolving Commitments of the Lenders, shall be deemed Revolving Advances made by the Lenders and shall be part of the Revolving Loan hereunder to the extent that such advances would not (if so deemed) require a prepayment or the provision of Letter of Credit Cash Collateral under Section 4.1(b) hereof.

           2.21 ACCOUNTING. The Administrative Agent will provide a monthly accounting of transactions under the Revolving Loan to the Borrowers and each Lender. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon the Borrowers in all respects as to all matters reflected therein, unless the Borrowers, within 30 days after the date any such accounting is rendered, shall notify the Administrative Agent in writing of any objection which the Borrowers may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by the Borrowers.

           2.22 TAXES. (a) Subject to Sections 2.22 (b) and (c) hereof, each payment or prepayment hereunder and under the Notes shall be made without set-off or counterclaim and free and clear of, and without deduction for, any present or future withholding or other taxes, duties or charges and all liabilities with respect thereto, of any nature imposed on such payments or prepayments by or on behalf of any government or any political subdivision or agency thereof or therein, except for Excluded Taxes (all such taxes, levies, duties, imposts, deductions, charges and liabilities, except Excluded Taxes, being hereinafter referred to as "Taxes"). If any such Taxes are so levied or imposed on any payment or prepayment to any Lender or the Administrative Agent or paid by such Lender or the Administrative Agent, the Borrowers will make additional payments to the Administrative Agent in such amounts as may be necessary so that the net amount received by such Lender or the Administrative Agent after withholding or deduction for or on account of such Taxes, including deductions applicable to additional sums payable under this Section 2.22(a) (other than Excluded Taxes), will be equal to the amount provided for herein or in such Lender's Notes. Whenever any Taxes are payable by the Borrowers with respect to any payments or


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prepayments hereunder or under any of the Notes, the Borrowers shall furnish promptly to the Administrative Agent for the account of the applicable Lender official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any such Taxes so withheld or deducted. If the Borrowers fail to pay any such Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent for the account of the applicable Lender or the Administrative Agent, as applicable, the required receipts evidencing payment of any such Taxes so withheld or deducted, the Borrowers shall indemnify the affected Lender or the Administrative Agent, as applicable, for any incremental Taxes and any incremental Excluded Taxes or interest or penalties that may become payable by such Lender or the Administrative Agent, as applicable, as a result of any such failure.

         (b) (i) Except as provided in Section 2.22(b)(ii) below, each Lender (which, for purposes of Section 2.22 of this Agreement, shall include any Affiliate of a Lender that makes any Eurodollar Advance pursuant to Section 2.16 of this Agreement) that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Administrative Agent on or before the Closing Date (or, in the case of a Person that becomes a Lender after the Closing Date, promptly upon such assignment), two duly completed and signed copies of either (1) Form 1001 of the United States Internal Revenue Service entitling such Lender to a complete exemption from withholding on all amounts to be received by such Lender pursuant to this Agreement and/or the Notes or (2) Form 4224 of the United States Internal Revenue Service relating to all amounts to be received by such Lender pursuant to this Agreement and/or the Notes. Each such Lender shall, from time to time after submitting either such form, submit to the Borrowers and the Administrative Agent such additional duly completed and signed copies of one or the other such forms (or such successor forms or other documents as shall be adopted from time to time by the relevant United States taxing authorities) as may be (1) reasonably requested in writing by the Borrowers or the Administrative Agent and (2) appropriate under then current United States law or regulations to avoid United States withholding taxes on payments in respect of any amounts to be received by such Lender pursuant to this Agreement and/or the Notes. Upon the reasonable request of the Borrowers or the Administrative Agent, each Lender that has not provided the forms or other documents, as provided above, on the basis of being a United States person shall submit to the Borrowers and the Administrative Agent a certificate to the effect that it is such a "United States person."

                  (ii) If any Lender which is not a "United States person" determines that it is unable to submit to the Borrowers or the Administrative Agent any form or certificate that such Lender is requested to submit pursuant to the preceding paragraph, or that it is required to withdraw or cancel any such form or certificate, or that any such form or certificate previously submitted has otherwise become ineffective or inaccurate, such Lender shall promptly notify the Borrowers and the Administrative Agent of such fact.

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                 (iii)  Except as provided in Section 2.22(c) and
    Section 13.6 hereof, the Borrowers shall not be required to pay any additional amount in respect of Taxes to any Lender if and only to the extent that (A) such Lender is subject to such Taxes (in such case, only to the extent of the tax rate then in effect) on the date this Agreement is executed by such Lender (or in the case of a Person that became a Lender after the Closing Date by assignment, on the date of such assignment) or would be subject to such Taxes on such date if a payment hereunder or on the Notes had been received by it on such date; (B) such Lender becomes subject to such Taxes subsequent to the date referred to in clause (A) above as a result of a change in the circumstances of such Lender, other than a change in applicable law (including without limitation an increase in any applicable tax rate), including without limitation a change in the residence, place of incorporation or principal place of business of the Lender, a change in the branch or lending office of the Lender participating in the transactions set forth herein or as a result of the sale by the Lender of participating interests in such Lender's creditor position(s) hereunder; PROVIDED, HOWEVER, that the Borrowers will be required to pay any additional amount in respect of Taxes to any Lender to the extent that after a change in the circumstances (as described above) of such Lender a subsequent change in any applicable law results in an additional amount that such Lender is subject to with respect to Taxes; or
    (C) such Taxes would not have been incurred but for the failure of such Lender to file with the appropriate tax authorities and/or provide to the Borrowers or the Administrative Agent any form or certificate that it was required so to do pursuant to paragraph (b) of this Section and entitled so to do under applicable law.

         (c) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes, any intangibles tax or any other sales, excise or property taxes, charges or similar levies now or hereafter assessed that arise from and are attributable to the execution, delivery of, or otherwise with respect to, this Agreement, the Notes, the Mortgages or other Security Documents and any and all recording fees relating to any Loan Documents securing any Lender Debt (hereinafter referred to as "Other Taxes").

         (d) Each Borrower shall indemnify and pay to each Lender and each of the Agents the full amount of Taxes or Other Taxes which the Borrowers are required to pay to any Lender or any Agent pursuant to this Section 2.22 (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.22) duly paid or payable by such Lender or such of the Agents and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Indemnification payments shall be made within 30 days from the date such Lender or such of the Agents makes written demand therefor.

         (e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.22 shall survive the payment in full of principal and interest hereunder and under the Notes indefinitely.

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           2.23.  LENDER DEFAULT.  Notwithstanding anything contained herein to the contrary, so long as any Lender shall be in default in its obligation to fund its pro rata share of any Revolving Advance or make payment in respect of any settlement or purchase under Section 2.4(e) or 2.4(f) hereof or Section 3.5 hereof, or shall have rejected any Revolving Commitment (it being understood that a Lender's refusal to fund its pro rata share of an Advance as a result of the failure to satisfy any condition set forth in Section 6 or 7 (unless such failure is waived by the requisite percentage hereunder of the Lenders (to the extent required hereunder), or unless such Advance constitutes an Advance properly made pursuant to Section 3.4 or 7.2 hereof) shall not constitute such a rejection), then such Lender shall not be entitled to receive any payments of principal of or interest on its pro rata share of the Revolving Loan or its share of any commitment or other fees payable hereunder or pursuant to any settlement under Section 2.4(e) hereof unless and until (x) the Revolving Loan, all outstanding Letter of Credit Obligations and all other Lender Debt have been paid in full, (y) such failure to fulfill its obligation to fund is cured and such Lender shall have paid, as and to the extent provided in this Section 2.23, to the applicable party, if any, interest on the amount of funds that such Lender failed to timely fund or (z) the Lender Debt under this Agreement shall have been declared or shall have become immediately due and payable, and until the earlier to occur of (x) or (y) above, for purposes of voting or consenting to matters with respect to the Loan Documents, such Lender shall be deemed not to be a "Lender" hereunder and such Lender's Revolving Commitment shall each be deemed to be zero ($0). No Revolving Commitment of any Lender shall be increased or otherwise affected by any such failure or rejection by any Lender. Any payments of principal of or interest on Lender Debt which would, but for this Section 2.23, be paid to any Lender, shall be paid to the Lenders who shall not be in default under their respective Revolving Commitments and who shall not have rejected any Revolving Commitment (it being understood that a Lender's refusal to fund its pro rata share of an Advance as a result of the failure to satisfy any condition set forth in Section 6 or 7 (unless such failure is waived by the requisite percentage hereunder of the Lenders (to the extent required hereunder), or unless such Advance constitutes an Advance properly made pursuant to Section 3.4 or 7.2 hereof) shall not constitute such a rejection), for application to Lender Debt or to provide Letter of Credit Cash Collateral in such manner and order (pro rata among such Lenders) as shall be determined by the Administrative Agent.

           2.24. DETERMINATIONS BY THE AGENTS. Notwithstanding anything to the contrary contained in this Agreement, all determinations regarding the inclusion of any Inventory as Eligible Inventory, the standards to be applied generally in determining Eligible Inventory or the establishment of any reserves against the Borrowing Base of any Borrower or the making of any other adjustment to the Borrowing Base of any Borrower permitted by this Agreement shall be made in the first instance by the Administrative Agent and in all instances shall be communicated to the Borrowers by the Administrative Agent. The Administrative Agent shall promptly notify the Co-Agents of any such determinations communicated to the Borrower


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to the extent that the Co-Agents were not previously informed thereof. In the event that any Co-Agent notifies the Administrative Agent in writing that such Co-Agent has made a determination based on collateral considerations to exclude any Inventory not then excluded from Eligible Inventory, or to establish a more restrictive standard of eligibility with respect to Eligible Inventory generally, or to establish a new reserve or increase any existing reserve against the Borrowing Base of any Borrower or to make any other downward adjustment to the Borrowing Base, in each case permitted by this Agreement, the Administrative Agent shall promptly communicate same to the Borrowers and such determination of such Co-Agent shall thereafter apply. The Administrative Agent shall give the Lenders prompt notice of each adjustment to the Borrowing Base of any Borrower pursuant to this Section 2.24.

           2.25. SUBSTITUTION OF LENDERS. (a) In the event that any Lender claims any increased costs under Section 2.9, 2.12(a), 2.12(b) or 3.8 hereof, and (i) as a consequence of such increased costs the effective rate of interest payable to such Lender under this Agreement with respect to its pro rata share of the Revolving Advances is more than 20 basis points per annum in excess of the effective average annual rate of interest payable to the Majority Lenders under this Agreement and (ii) Lenders holding at least 75% of the Aggregate Revolving Commitments are not subject to such increased costs (any such Lender, an "Affected Lender"), the Borrowers may give not less than 30 days prior Written Notice (which Written Notice must be given within 90 days following the receipt by the Borrowers of such claim) to the Administrative Agent and the Affected Lender that the Borrowers intend to substitute another financial institution, which substitute financial institution must be reasonably acceptable to the Administrative Agent and the Majority Lenders, provided that if more than one Lender claims increased costs arising from the same act or condition and such claims are received by a Borrower within 60 days of each other then the Borrowers may substitute all, but not less than all, Lenders making such claims. In the event that the proposed substitute financial institution is reasonably acceptable to the Administrative Agent and the Majority Lenders and the Written Notice was properly issued under this Section 2.25, the Affected Lender shall sell at par plus accrued interest and the substitute financial institution shall purchase, pursuant to assignment documentation that is reasonably acceptable to the Affected Lender (and in any event provides that such assignment shall be without recourse, representation or warranty to the Affected Lender), the Notes of the Affected Lender and all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution shall assume and the Affected Lender shall be relieved of its Revolving Commitment and all other theretofore unperformed obligations of the Affected Lender under the Loan Documents. Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrowers to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date, except that such Affected Lender shall not be entitled to any accrual in respect of the Tranche B Facility Fee),


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the substitute financial institution shall become a "Lender"
hereunder for all purposes of this Agreement having a Revolving Commitment in the amount of such Affected Lender's Revolving Commitment assumed by it and such Revolving Commitment of the Affected Lender shall be terminated, provided that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

         (b) In the event that the Affected Lender as to which the requirements of paragraph (a) above apply is a participant which, under Section 13.15(c) hereof, is treated as a Lender, except as provided below, the Lender which created such participation shall, subject to the last sentence of this paragraph, be obligated to repurchase such participation from such Affected Lender and at the option of such Affected Lender either sell an equivalent interest in the Notes and Revolving Commitment (or a like participation) to the substitute financial institution (or to another financial institution selected by the Lender who granted such participation which other financial institution will not require reimbursement for such higher costs as triggered the application of this Section 2.25(b)) or retain such participation for its own account and the claim by such Affected Lender for increased costs under Section 2.9, 2.12(a) or 2.12(b) hereof shall constitute an offer by such Affected Lender to sell to the Lender creating such participation the participation of such Affected Lender in the event such sale becomes required under this
Section 2.25. Notwithstanding anything to the contrary contained in this Section 2.25(b), no Lender creating such participation shall be obligated to effect any such purchase of a participation under this
Section 2.25 until such Lender shall have been provided good collected funds therefor by the substitute financial institution and until the Borrowers have made all payments required under this
Section 2.25.

         SECTION 3.  AMOUNT AND TERMS OF LETTERS OF
                     CREDIT AND PARTICIPATION THEREIN.

           3.1. LETTERS OF CREDIT. Upon the request of a Borrower not less than one (1) Business Day in advance, each Issuing Lender agrees, on the terms and conditions hereinafter set forth, to issue (or in the case of BABC cause, through the issuance of one or more L/C Indemnity Agreements, an Issuing Non-Lender Bank to issue) for the account of the Borrowers one or more Letters of Credit from time to time during the period from the Closing Date until the date which occurs 30 days before the Maturity Date in an aggregate amount for all Letters of Credit not to exceed at any time $100,000,000, each such Letter of Credit upon its issuance to expire on or before the earlier of (i) (x) in the case of Merchandise Letters of Credit, the date which occurs 180 days from the date of its issuance and (y) in the case of Standby Letters of Credit, the date which immediately precedes the first anniversary of the date of its issuance and (ii) the Maturity Date; PROVIDED, HOWEVER, that no Letter of Credit shall be issued if:


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         (a)  after giving effect to such issuance of such Letter of
    Credit, (i) the then outstanding aggregate amount of all Letter of Credit Obligations would exceed $100,000,000, (ii) if such Letter of Credit is a Standby Letter of Credit, the then outstanding aggregate amount of all Letter of Credit Obligations in respect of all Standby Letters of Credit would exceed $45,000,000, (iii) as a result of the issuance of such Letter of Credit, a prepayment or Letter of Credit Cash Collateral would be required under Section 4.1(b) hereof or (iv) as a result of the issuance of such Letter of Credit, any Eurodollar Advance would be deemed as a Tranche B Advance;

         (b) the applicable Borrower shall have failed to satisfy any condition precedent contained in Section 7 hereof (subject to Section 7.2 hereof); or

         (c) without limiting the rights of the Administrative Agent or an Issuing Bank under Section 3.2 hereof, in the case of a Merchandise Letter of Credit, such Merchandise Letter of Credit, provides that a drawing can be made without presentation to the Issuing Bank (or a confirming or negotiating bank acting therefor) of documents of title covering the goods subject to such Merchandise Letter of Credit, does not provide that the Issuing Bank is required to be named as consignee on all bills of lading and other documents of title covering such goods or does not require, where customary in the ordinary course of business to require, delivery of a certificate as to inspection of such goods to the Issuing Bank (or a confirming or negotiating bank acting therefor) as a condition to drawing thereunder.

           3.2 ISSUING THE LETTERS OF CREDIT. Each Letter of Credit shall be issued on Written Notice in the form attached hereto as
Exhibit 2.4(a) or by notice provided by computer, in each case by the applicable Borrower to the Administrative Agent at least one (1) Business Day (or such other period as the Administrative Agent and the applicable Borrower may agree from time to time) in advance, which Written Notice shall specify the date, amount, expiry, beneficiary and issuer thereof, and shall be accompanied by the Letter of Credit Agreements required by the Issuing Bank and acceptable to the Administrative Agent (which shall include the form of Letter of Credit requested by the applicable Borrower as agreed to by the Issuing Bank), each in form and substance satisfactory to the Administrative Agent and the Issuing Bank. On the date specified by the applicable Borrower in such notice and upon fulfillment of the applicable conditions set forth in Section 3.1 hereof, the Issuing Bank will issue such Letter of Credit in the form specified in such notice and such Letter of Credit Agreements. In the event that a Letter of Credit is to be issued by an Issuing Non-Lender Bank, then the Written Notice issued by the applicable Borrower hereunder shall refer to an L/C Indemnity Agreement to be issued by BABC (and shall also describe the Letter of Credit to be issued by such Issuing Non-Lender Bank) which L/C Indemnity Agreement shall be deemed to be a Letter of Credit under this Section 3 as to which BABC shall be deemed to be the Issuing Lender. The form of each Letter of Credit and the identity of each Issuing Non-Lender Bank shall be satisfactory to BABC and the Administrative Agent. Each Letter of Credit must be payable solely in United States dollars.

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           3.3  REIMBURSEMENT OBLIGATIONS.  Notwithstanding any
provisions to the contrary in any Letter of Credit Agreement with respect to any Letter of Credit, the Borrowers shall:

         (a) pay to the Administrative Agent for the account of the Issuing Bank an amount equal to, and in reimbursement for, each amount which the Issuing Bank pays under any Letter of Credit on or before the earlier of (i) the time specified therefor in the applicable Letter of Credit Agreement, and (ii) the date on which payment of such amount is made by the Issuing Bank under such Letter of Credit; and

         (b) pay to the Administrative Agent for the account of the Issuing Lender interest on any amount remaining unpaid by the Borrowers to the Issuing Lender under subsection (a) above from the date on which the Issuing Lender pays such amount under any Letter of Credit until such amount is reimbursed in full to the Issuing Lender pursuant to subsection (a) above, payable on demand, at a fluctuating rate per annum (subject to Section 2.6(c) hereof) equal to the sum of the Reference Rate in effect from time to time plus two percentage points (2%).

           3.4. REVOLVING ADVANCES. (a) Subject to availability under Section 2.2 hereof, and so long as the Lender Debt under the Loan Documents shall not have been accelerated and there shall be no Event of Default under Section 11.1(f) or Section 11.1(g) hereof and to the extent that Letter of Credit Cash Collateral is not available to immediately satisfy any Letter of Credit Obligation required to be paid under Section 3.3 hereof, the Borrowers shall make each payment required under Section 3.3 hereof with the proceeds of a Revolving Advance. Each such Revolving Advance shall be deemed to be requested by each Borrower, whether or not any Borrower actually requests such Revolving Advance in accordance with Section 2.4 hereof, and subject to such Borrower's Borrowing Limit and the provisions of Section 2.4(e) hereof, the Lenders shall make such Revolving Advance unless the Lender Debt shall have been accelerated, an Event of Default under Section 11.1(f) (other than clause (i) or clause (vi) thereof) hereof or Section 11.1(g) (involving a Borrower) hereof has occurred and is continuing or such Letter of Credit was not properly issuable under Section 3.1 hereof (it being understood that any Letter of Credit issued pursuant to an election by the Administrative Agent made under Section 7.2 hereof and as to which no contrary Direction Letter has been received by the Administrative Agent shall be deemed properly issuable under Section 3.1 hereof).

         (b) Each Borrower hereby irrevocably requests each such Revolving Advance and irrevocably authorizes and directs the Administrative Agent to apply the proceeds thereof directly to the Issuing Bank in satisfaction of the obligations of the Borrowers under Section 3.3 hereof in respect of such Letter of Credit.

         (c) No Revolving Advance shall be required to be made by the Lenders under this Section 3.4 to the extent prohibited by applicable law, following any acceleration of the Lender Debt under the Loan Documents or while any Event of Default under Section 11.1(f) (other than clause (i) or clause or clause (vi) thereof) or
Section 11.1(g) (involving a Borrower) hereof has occurred and is continuing.
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           3.5.  SETTLEMENT BY LENDERS WITH ISSUING BANK.  (a)  With
respect to any Letter of Credit issued or caused to be issued by an Issuing Lender in accordance with the provisions of Section 3.1 hereof, the Issuing Lender shall be deemed irrevocably and unconditionally to have sold and transferred to each other Lender without recourse or warranty, and each such other Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Lender an undivided interest and participation, to the extent of such Lender's pro rata share of the Revolving Credit Facility Commitment in effect from time to time, in such Letter of Credit and all Letter of Credit Obligations relating to such Letter of Credit and all Letter of Credit Agreements and Loan Documents securing, guaranteeing, supporting or otherwise benefiting the payment of such Letter of Credit Obligations.

         (b) With respect to any Letter of Credit in which the Lenders have purchased participation, if any reimbursement or other obligation under Section 3.3 hereof is not paid when due to the Issuing Lender with respect to any such Letter of Credit in accordance with the provisions of this Agreement, the Issuing Lender shall promptly notify the Administrative Agent to that effect, and the Administrative Agent shall promptly notify the other Lenders of the amount of such obligation and each Lender shall, subject to
Section 2.4(e) hereof, immediately pay to the Administrative Agent for the benefit of the Issuing Lender, in lawful money of the United States and in same day funds, an amount equal to such Lender's pro rata share (based on its share of the Revolving Credit Facility Commitment at such time) of the amount of such unpaid obligation, it being understood that the Issuing Lender shall not be paid its pro rata share (based on its share of the Revolving Credit Facility Commitment then in effect) of such reimbursement or other obligation. Promptly after the Issuing Lender receives a payment on account of such an obligation with respect to any such Letter of Credit (other than under this paragraph (b)), the Issuing Lender shall promptly pay to the Administrative Agent, and the Administrative Agent shall promptly pay to each other Lender which funded its participation therein, in lawful money of the United States and in the kind of funds so received, an amount equal to such Lender's ratable share thereof.

         (c) Upon the request of any Lender having purchased a participation in a Letter of Credit, the Administrative Agent shall furnish to such Lender copies of such Letter of Credit and any Letter of Credit Agreements related thereto as may be reasonably requested by such Lender.

         (d) The obligation of each Lender to make payments under paragraph (b) above shall be unconditional and irrevocable and shall be made under all circumstances (except as otherwise expressly provided in paragraph (a) above), including, without limitation, any of the circumstances referred to in Section 3.7(b) hereof.

         (e) If any payment received on account of any reimbursement or other obligation with respect to a Letter of Credit and distributed to a Lender as a participant under Section 3.5(b) or (f) is thereafter recovered from the Issuing Lender in connection with


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any bankruptcy or insolvency proceeding relating to any Borrower, any other Credit Party or otherwise, each Lender which received such distribution shall, upon demand by the Administrative Agent, repay to the Issuing Lender such Lender's ratable share of the amount so recovered together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered) of any interest or other amount paid or payable by the Issuing Lender in respect of the total amount so recovered.

         (f) Upon the expiration of any Letter of Credit or receipt by the Issuing Lender of payment on account of any reimbursement or other obligation with respect to any Letter of Credit, the Issuing Lender, in its capacity as Lender, shall, subject to Section 2.4(e) hereof, unconditionally settle with the Lenders and, with respect to the receipt of a reimbursement obligation, pay to the Administrative Agent, by paying to the Payment Account in same day funds, for reimbursement to the Lenders, such amount as may be necessary to adjust the aggregate of the Revolving Loan and Letter of Credit Obligations of each Lender so that all Lenders are, with respect to the Revolving Loan and Letter of Credit Obligations, pro rata.

         (g) Nothing contained herein shall be deemed to waive any rights of any Lender against the Administrative Agent or any Issuing Lender arising from any such Person's gross negligence or wilful misconduct.

           3.6 LETTER OF CREDIT FEES. (a) Subject to Section 3.6(c) hereof, the Borrowers shall pay to the Administrative Agent for the pro rata benefit of the Lenders on the last day of each calendar month of each year and on the date of the full drawing, cancellation, expiration or termination of any Letter of Credit, a fee in respect of such Letter of Credit for such calendar month or shorter period, at a rate of, with respect to Standby Letters of Credit, two percent (2%) per annum and with respect to Merchandise Letters of Credit, one and three-quarters percent (1-3/4%) per annum (in each case calculated on the average daily undrawn amount of such Letter of Credit for such calendar month or shorter period and computed on the basis of the actual number of days elapsed over a year of 360 days).

         (b) In addition to other amounts payable under this Section 3.6, the Borrowers shall pay to each Issuing Bank, on demand, sums equal to all fees, charges and expenses including, without limitation, any fee for the extension of credit, which such Issuing Bank may impose, pay or incur in connection with the issuance, amendment, administration, transfer or cancellation of any or all Letters of Credit or in connection with any payment by such Issuing Bank thereunder; PROVIDED, HOWEVER, that in the event that the Issuing Bank which has issued a Letter of Credit is Bank of America National Trust and Savings Association or a Lender (other than BABC which has issued an L/C Indemnity Agreement), the Borrowers shall not be obligated to pay a fee under this Section 3.6(b) that is payable solely in respect of the extension of credit; PROVIDED, FURTHER, that in the event that Bank of America National Trust and Savings


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Association shall charge any such fee in respect of the extension of credit, such fee shall be paid solely by BABC. Each Borrower hereby acknowledges that Bank of America National Trust and Savings Association has provided to such Borrower a schedule of fees and charges for opening, amending, transferring or negotiating a letter of credit and the like, which fees and charges may change from time to time based on Bank of America National Trust and Savings Association's desired return and other factors, including, without limitation, volume of letter of credit business and reserve requirements.

         (c) During the continuation of any Event of Default, fees payable in respect of Letters of Credit shall accrue and be payable at a per annum rate two percent (2%) in excess of the fees otherwise payable in respect of Letters of Credit pursuant to Section 3.6(a) hereof.

           3.7. INDEMNIFICATION: NATURE OF THE ISSUING BANK'S DUTIES. (a) Each Borrower agrees to indemnify and save harmless each Agent, the Issuing Bank and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and the allocated costs and expenses of in-house counsel) which such Agent, the Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or any action taken or omitted to be taken in connection therewith by the Issuing Bank or (ii) any action or proceeding arising from or in connection with the Letter of Credit, including, without limitation, any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Issuing Bank from paying any amount under any Letter of Credit. The indemnities contained in this Section 3.7 shall survive the expiration or termination of the Letters of Credit and this Agreement and shall be payable upon demand.

         (b) In furtherance and not in limitation of the foregoing, the obligations of the Borrowers to the Lenders in respect of Letter of Credit Obligations shall be absolute, unconditional and irrevocable, and shall be paid without off-set, deduction or withholding of any kind and strictly in accordance with the terms hereof under all circumstances and happenings whatsoever, including, without limitation, any of the following circumstances (or any others, whether or not similar to any of the following circumstances):

              (i) any renewal, extension or modification of any Letter of Credit (but not any increase in the outstanding amount thereof) so long as the terms of such Letter of Credit after giving effect to such extension, renewal or modification would be permitted hereunder, or any lack of validity or enforceability of or any change in the terms of any Letter of Credit or any agreement or instrument relating thereto;


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              (ii)  the existence of any claim, setoff, defense or
    other right which any Borrower may have at any time against the beneficiary, or any transferee, of any Letter of Credit, or the Issuing Bank, the Administrative Agent, any Lender or any other Person;

              (iii) any draft, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (iv)  any lack of validity, effectiveness or
    sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part;

              (v) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

              (vi) any failure of the beneficiary of a Letter of Credit to substantially comply with the conditions required in order to draw upon any Letter of Credit; or

              (vii) any misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit;

PROVIDED that the Administrative Agent, the Issuing Bank and each Lender shall not be relieved of any liability it may otherwise have as a result of its gross negligence or wilful misconduct. In the event that the Borrowers are compelled by applicable law to make any deduction or withholding from any amount payable under this Section 3, then, unless prohibited by applicable law and except as provided in Section 2.22(b)(iii) hereof, the Borrowers shall pay to each Issuing Bank such additional amount as will result in the receipt by such Issuing Bank of a net sum equal to the sum it would have received if no such deduction or withholding had been required to be made.

           3.8. INCREASED COSTS. (a) CHANGE IN LAW GENERALLY. If any law, treaty, order, directive, rule or regulation adopted, issued or becoming effective after the Closing Date or any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof (in any case, whether or not having the force of law) or compliance by any Issuing Lender or Lender with respect thereto from that in effect as of the Closing Date shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by the Issuing Lender or any Lender or participation therein or (ii) impose on the Issuing Lender or such Lender any other condition regarding letters of credit or participation therein, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Lender of issuing or maintaining, or, in the


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case of such Lender, having a participation in, Letters of Credit then, upon demand by the Issuing Lender or such Lender (with a copy to the Administrative Agent), the Borrowers shall promptly pay to the Administrative Agent for the benefit of the Issuing Lender or such Lender from time to time as specified by the Issuing Lender or such Lender (with a copy to the Administrative Agent), additional amounts which shall be sufficient to compensate the Issuing Lender or such Lender for such increased cost. A certificate as to such increased cost, and amount and computation thereof, incurred by the Issuing Lender or such Lender as a result of any event mentioned in clause
(i) or (ii) above, submitted by the Issuing Lender or such Lender to the Borrowers and the Administrative Agent, shall be conclusive and binding for all purposes, absent manifest error.

         (b) CAPITAL. If any law, treaty, order, directive, rule or regulations shall be adopted, issued or becoming effective after the Closing Date or if any change in any law, treaty, order, directive, role or regulation from that in effect on the Closing Date or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof (in any case, whether or not having the force of law) and including in any event, all risk based capital guidelines heretofore adopted by the Comptroller of the Currency, the Board or any other banking regulatory agency, domestic or foreign, to the extent that any provision contained therein does not have to be complied with as of the date hereof, shall, or if the compliance by any Issuing Lender or any Lender with any guideline or request from any central bank or other governmental authority, shall affect or would affect the amount of capital required or expected to be maintained by the Issuing Lender or such Lender or any affiliate of such Issuing Lender or Lender, and the Issuing Lender or such Lender determines that the amount of such capital is increased by or based upon the existence of letters of credit or participation therein (or similar contingent obligations), then, upon demand by the Issuing Lender or such Lender, as the case may be (with a copy to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the benefit of the Issuing Lender or such Lender from time to time such additional amounts as may be specified by the Issuing Lender or such Lender as sufficient to compensate it in light of such circumstances, to the extent that the Issuing Lender or such Lender determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit, or, in the case of such Lender, to its participation in the Letters of Credit. A certificate as to such amounts submitted to the Borrowers by the Issuing Lender or such Lender shall be conclusive and binding for all purposes, absent manifest error.

           3.9. UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce and as revised from time to time ("UCP") shall in all respects be deemed a part of this Section 3 as if incorporated herein with respect to the Letters of Credit.


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         SECTION 4  PAYMENTS AND PREPAYMENTS.

           4.1. MANDATORY PAYMENTS. (a) The outstanding principal balance of the Revolving Loan shall, subject to earlier prepayment and payment as hereinafter provided, be due and payable on the Maturity Date.

         (b) (i) If at any time (A) while the Borrowers are in compliance with the financial test contained in Schedule 4.1(b) hereto and (B) following satisfaction (subject to Section 9.16(c) hereof) of the EBITDA Test at least once if such time is on or after the EBITDA Test Trigger Date, (x) the sum of (1) the then outstanding principal amount of the Revolving Advances made to any Borrower, PLUS
(2) the outstanding amount of Letter of Credit Obligations of such Borrower reduced by all Letter of Credit Cash Collateral held by the Administrative Agent therefor, exceeds such Borrower's Borrowing Limit at such time, the Borrowers shall (to the extent necessary to eliminate such excess) immediately prepay the Revolving Loan until the Revolving Loan has been reduced to zero and thereafter provide to the Administrative Agent additional Letter of Credit Cash Collateral for all then outstanding Letter of Credit Obligations.

              (ii) If at any time the Borrowers either (A) are not in compliance with the financial test contained in Schedule 4.1(b) hereto or (B) have not satisfied (subject to Section 9.16(c) hereof) the EBITDA Test at least once if such time is on or after the EBITDA Test Trigger Date, and the sum of (x) the then outstanding principal amount of the Revolving Advances made to any Borrower, PLUS (y) the outstanding amount of Letter of Credit Obligations of such Borrower reduced by all Letter of Credit Cash Collateral held by the Administrative Agent therefor, exceeds 90% of such Borrower's Borrowing Limit at such time, the Borrowers shall (to the extent necessary to eliminate such excess) immediately prepay the Revolving Loan until the Revolving Loan has been reduced to zero and thereafter provide to the Administrative Agent additional Letter of Credit Cash Collateral for all then outstanding Letter of Credit Obligations.

              (iii) If at any time, the sum of the amounts referred to in clauses (A) and (B) of Section 2.2(a)(i)(x) hereof exceeds the Revolving Credit Facility Commitment, the Borrowers shall (to the extent necessary to eliminate such excess) immediately prepay the Revolving Loan until the Revolving Loan has been reduced to zero and thereafter provide to the Administrative Agent Letter of Credit Cash Collateral for all then outstanding Letter of Credit Obligations.

         (c) Upon the cancellation or termination of the entire Revolving Credit Facility, whether pursuant to Section 2.5 hereof or otherwise, the Borrowers shall immediately pay the Revolving Loan, all interest thereon and all fees, costs, indemnities (to the extent such indemnities are then due and payable) and other Additional Indebtedness and Lender Debt and shall provide Letter of Credit Cash Collateral for all then outstanding Letter of Credit Obligations.


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         (d)  The Borrowers shall designate, upon prior Written
Notice to the Administrative Agent, a period of at least thirty (30) consecutive days during each three month period which commences on November 15 and ends on February 15 (any such thirty day period so designated, a "Cleanup Period"). Each Written Notice under this paragraph shall be given prior to January 10 for the three month period ending on the immediately following February 15. At all times during each Cleanup Period the Borrowers shall cause the aggregate outstanding principal balance of the Revolving Loan to be zero ($0)) except that any Revolving Advance made under Section 3.4 hereof may remain outstanding for up to one Business Day during any Cleanup Period.

         (e) Any prepayment of principal of the Revolving Loan pursuant to this Section 4.1 shall be made, except as provided in
Section 4.8 hereof, without premium or penalty, but shall be subject to payment of any applicable indemnity obligations pursuant to
Section 2.12 hereof. Each prepayment of principal of the Revolving Loan required under Section 4.1(a) or Section 4.1(c) hereof shall be accompanied by the payment of interest accrued and unpaid on the amount of such prepayment through the date of prepayment. Each prepayment of the Revolving Loan required under Section 4.1(b),
Section 2.19(b) or Section 2.20(a) hereof shall be applied in the manner and order as provided in Section 4.4 hereof.

           4.2  PAYMENT FROM INSURANCE AND OTHER PROCEEDS. (a)
Except as provided in paragraph (b) below, not later than the fifteenth (15th) calendar day following the receipt by the Administrative Agent or any Credit Party of any proceeds of any insurance required to be maintained pursuant to any Loan Document on account of each separate loss, damage or injury in excess of $1,000,000 (or, if there shall be continuing an Event of Default, of any amount of proceeds) to any tangible property of such Credit Party in which the Credit Parties are required hereunder to provide a Lien in favor of the Administrative Agent, such Credit Party shall notify the Administrative Agent of any such receipt by such Credit Party in writing or by telephone promptly confirmed in writing, and not later than the fifteenth (15th) calendar day following receipt by the Administrative Agent or such Credit Party of $1,000,000 or more of such proceeds (or, if there shall be continuing an Event of Default, of any amount of proceeds), there shall become due and payable a prepayment of principal in an amount equal to such proceeds (with permanent reduction (except to the extent of any reserve created upon prepayment as contemplated in Section 4.2(b)(ii) hereof), occurring on the making of such prepayment, in the Revolving Credit Facility Commitment (applied first to the Tranche A Commitment Amount until reduced to zero ($0) and then to the Tranche B Commitment Amount until reduced to zero ($0)) in the case of loss of or damage or injury to property other than Inventory). Each prepayment from such proceeds shall be applied in the manner and order provided in Section
4.4 hereof and shall be accompanied by the payment of interest accrued and unpaid on the amount of such prepayment through the date of such prepayment. Any such prepayment of the Revolving Loan shall be made without penalty or premium but shall be subject to payment of any applicable indemnity obligations pursuant to Section 2.12 hereof.

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         (b) (i)  In the case of the receipt of proceeds described in paragraph (a) of this Section 4.2 in respect of tangible property of a Credit Party other than Inventory, such Credit Party may elect, by Written Notice delivered to the Administrative Agent not later than the day on which a prepayment would otherwise be required, to apply all or a portion of such Net Cash Proceeds for the purpose of replacing, repairing, restoring or rebuilding the relevant tangible property, and, in such event, any required prepayment under the first sentence of this Section 4.2, shall be reduced dollar for dollar by the amount of such election. An election under this paragraph 4.2(b)(i) shall not be effective unless:

                   (A) at the time of such election no Default or Event of Default is continuing;

                   (B) such Credit Party shall have certified to the Administrative Agent that:

                   (x) the proceeds of the insurance adjustment for such loss, damage or injury, together with other funds available to such Credit Party (including proceeds of Revolving Advances) and which such Credit Party is permitted to utilize for such purpose, shall be sufficient to completely effect such replacement, repair, restoration or rebuilding in accordance with all applicable laws, regulations and ordinances; and

                   (y) to the best knowledge of such Credit Party no Default or Event of Default will arise as a result of such loss, damage, injury, replacement, repair or rebuilding; and

                   (C) if the amount of proceeds in question exceeds $10,000,000, such Credit Party shall have obtained the prior written consent of the Majority Lenders (which consent will not be unreasonably withheld or delayed) to such election.

            (ii)  In the event of an election by a Credit Party under
Section 4.2(b)(i) hereof, such Credit Party shall nonetheless apply the proceeds of any insurance received in respect of the applicable tangible property to the repayment of the Revolving Loan at the time required under Section 4.2(a) hereof, and the Administrative Agent shall create a reserve against the Borrowing Base of each Borrower (as allocated by the Administrative Agent) under the Revolving Credit Facility Commitment in the amount of such prepayment, which reserve shall be reduced, dollar for dollar, by the amount expended by or on behalf of such Credit Party from time to time for the replacement (which shall include rebuilding within the same geographical area), repair, restoration or rebuilding of such tangible property. In addition, the Administrative Agent shall be entitled to require proof, as a condition to the making of any reduction in such reserve, that the proceeds of such withdrawal or advance are being applied to the purposes permitted hereunder and that no Default or Event of Default shall have occurred and be continuing.


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         (c)  In the event that any Credit Party receives any
proceeds of any condemnation, confiscation, taking or similar award in an amount exceeding $1,000,000 (or, if an Event of Default or Default is then continuing, of any amount), in respect of property of any Credit Party in which the Credit Parties are required hereunder to provide a Lien in favor of the Administrative Agent, then such proceeds shall be treated in the same manner and subject to the same prepayment provisions as proceeds of insurance on property other than Inventory under this Section 4.2.

           4.3 OPTIONAL PREPAYMENTS. Each Borrower may, in accordance with the provisions of this Agreement, from time to time borrow, prepay and re-borrow Revolving Advances.

           4.4 PROCEDURES FOR PAYMENT. (a) Unless otherwise requested by any Borrower in a Written Notice to the Administrative Agent, all prepayments of the Revolving Loan under Sections 2.19(b), 2.20(b), 4.1(b) and 4.2 shall be applied first to Reference Rate Advances which are Tranche B Advances until paid in full, then to Reference Rate Advances which are Tranche A Advances until paid in full and last to Eurodollar Advances. Unless requested to do so in a Written Notice by any Borrower to the Administrative Agent, such prepayments of the Revolving Loan remaining after application to all Reference Rate Advances shall not be applied to any portion of the Revolving Loan that constitutes a Eurodollar Advance until the last day of the respective Interest Period therefor or the earlier maturity of such portion of such Revolving Advance by acceleration or otherwise, and pending such application, and subject to Section 2.20 hereof, such remaining portion of such prepayment shall be invested and reinvested by and in the name of the Administrative Agent in investments of the type permitted under Section 10.4(b) hereof with the type and maturity of such investments to be mutually agreed to by the Administrative Agent and the Borrowers; PROVIDED, that, so long as no Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall upon the written request of the Borrowers release any such funds to the Borrowers. All interest earned on such investments shall be for the account and risk of the Borrowers. Interest earned on any portion of principal applied to the Eurodollar Advance shall be, so long as no Default or Event of Default shall have occurred and be continuing, and to the extent received by the Administrative Agent, turned over to the Borrowers promptly following application of such principal to such Eurodollar Advance, as the Administrative Agent shall determine. As additional collateral security for the Lender Debt, each Borrower hereby grants to the Administrative Agent for the benefit of the Agents and the ratable benefit of the Lenders a security interest in
(x) any such prepayments and any investments thereof, including, without limitation, any certificates or instruments evidencing any such investments, and all claims and choses in action in respect of the foregoing, (y) any interest or other payment made in respect of such investments and (z) any and all proceeds of any of the above and all claims and causes in action in respect of the foregoing (all of the foregoing constituting part of the Collateral). To the extent the Administrative Agent makes any such investments, each Borrower hereby authorizes the Administrative Agent to hold any certificate or instrument evidencing such investments.

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         (b)  Subject to Section 2.20 hereof, all amounts received by the Administrative Agent from any Credit Party during any Cleanup Period shall be invested and reinvested by and in the name of the Administrative Agent in investments of the type permitted under
Section 10.4 hereof with the type and maturity of such investments to be mutually agreed to by the Administrative Agent and the Borrowers; PROVIDED, that so long as no Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall upon the request of the Borrowers release any such funds to the Borrowers.
All interest earned on such investments shall be for the account and risk of the Borrowers. As additional collateral security for the Lender Debt, each Borrower hereby grants to the Administrative Agent for the benefit of the Agents and the ratable benefit of the Lenders a security interest in (x) any such prepayments and any investments thereof, including, without limitation, any certificates or instruments evidencing any such investments, and all claims and causes in action in respect of the foregoing, (y) any interest or other payment made in respect of such investments and (z) any and all proceeds of any of the above and all claims and causes in action in respect of the foregoing (all of the foregoing constituting part of the Collateral). To the extent the Administrative Agent makes any such investments, each Borrower hereby authorizes the Administrative Agent to hold any certificate or instrument evidencing such investments.

           4.5 COMMITMENT FEES. The Borrowers shall pay to the Administrative Agent for the ratable benefit of the Lenders on the first day of the first fiscal quarter commencing after the date of this Agreement and thereafter on the first day of each fiscal quarter commencing thereafter, until the date of the expiration, termination or cancellation of the Revolving Credit Facility Commitment and on such date, a commitment fee for the quarter or shorter period just ended of one-half of one percent (.5%) per annum on the amount equal to the excess of (i) the daily average of the sum of the Tranche A Commitment Amount plus the Tranche B Commitment Amount during such quarter or shorter period over (ii) the sum of (A) the average daily outstanding principal balance of the Revolving Loan during such quarter or shorter period and (B) the average daily outstanding Letter of Credit Obligations during such quarter or shorter period. In the event that the Closing Date shall not occur on or prior to July 15, 1994, the Revolving Credit Facility Commitment shall expire on July 16, 1994.

           4.6. FACILITY FEES. (a) On the Closing Date, the Borrowers shall pay to the Administrative Agent for the account of the Lenders (to be distributed to the Lenders in accordance with Schedule 4.6 hereof) a facility fee in respect of the Tranche A Commitment Amount (the "Tranche A Facility Fee") in the amount of $5,400,000.

         (b) The Borrowers shall pay to the Administrative Agent for the account of the Lenders (to be distributed to the Lenders in accordance with Schedule 4.6 hereof) a facility fee of $3,000,000 in respect of the Tranche B Commitment Amount (the "Tranche B Facility Fee"), payable as follows: (i) on the Closing Date, the sum of


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$1,000,000; and (ii) on the first anniversary of the Closing Date and at the end of each period of three months thereafter, a payment of $250,000; PROVIDED, HOWEVER, that the Borrowers' obligation to continue to make payments under this clause (ii) shall cease from and after the date, if any, that the Tranche B Commitment Amount has been reduced to zero in accordance with Section 2.5(c) hereof.

         (c) The entire Tranche A Facility Fee and the entire Tranche B Facility Fee shall be earned on the date hereof. The Borrowers shall not be entitled to the refund of any amounts paid in respect of the Tranche A Facility Fee or the Tranche B Facility Fee. In the event that (i) the Closing Date does not occur on or prior to July 15, 1994, (ii) no Lender shall have defaulted in respect of its Revolving Commitment and (iii) either (x) the Borrowers shall have failed to satisfy any condition to lending under this Agreement which, through the good faith efforts (it being understood that such good faith efforts will require that the Credit Parties not act based on considerations motivated by the fact that if the Closing Date shall not occur the Borrowers shall not be required to pay the Tranche A Facility Fee and the Tranche B Facility Fee) of the Credit Parties, was capable of being satisfied on or prior to July 15, 1994, or (y) any Borrower or Ames or anyone authorized by any Borrower or Ames shall negotiate prior to July 15, 1994 with any Person other than a Lender regarding a credit facility as an alternative to the facilities established hereunder, then and in any such event, the Borrowers shall pay to the Administrative Agent for the benefit of the Lenders, on July 18, 1994 and in immediately available funds $5,400,000 in respect of the Tranche A Facility Fee and $1,000,000 in respect of the Tranche B Facility Fee to be distributed to the Lenders as provided in paragraphs (a) and (b), as applicable, of this
Section 4.6.

           4.7. ADMINISTRATIVE AGENT'S FEES. Subject to Section 2.6(e) hereof, the Borrowers shall pay to the Administrative Agent, for its own account, on the Closing Date and on each anniversary thereof, an annual administrative fee of $250,000 and an annual collateral management fee of $250,000. The Borrowers shall not be entitled to the refund of any amounts paid in respect of any said fees.
           4.8 COMMITMENT REDUCTION FEES. Any reduction or termination of the Tranche A Commitment Amount prior to the Maturity Date pursuant to Section 2.5(b) hereof shall, regardless of the reason therefor, be accompanied by a prepayment fee payable to the Administrative Agent for the ratable benefit of the Lenders in an amount equal to: (i) three percent (3%) of the amount reduced or terminated in the event such reduction or termination occurs prior to the first anniversary of the Closing Date; (ii) two percent (2%) of the amount reduced or terminated in the event such reduction or termination occurs on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date; and
(iii) one percent (1%) of the amount reduced or terminated in the event such reduction or termination occurs on or after the second anniversary of the Closing Date and six months or more prior to the Maturity Date.